Exhibit 10.52
EXECUTION VERSION
[***] — Indicates confidential information. Confidential treatment requested.
Portion omitted filed separately with the Securities and Exchange Commission.
CONTRACT CASH SOLUTIONS AGREEMENT
DATED AS OF NOVEMBER 12, 2010
BETWEEN
GLOBAL CASH ACCESS, INC.
AND
WELLS FARGO BANK, N. A.

This CONTRACT CASH SOLUTIONS AGREEMENT (this “Agreement”) is entered into as of November 12, 2010 (the “Effective Date”), by and between GLOBAL CASH ACCESS, INC. (“GCA” or “Client”), a Delaware corporation, with its principal office located at 3525 E. Post Road, Suite 120, Las Vegas, NV 89120 and WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association organized and existing under the laws of the United States with an office located at 3800 Howard Hughes Parkway, Suite 400, Las Vegas NV 89169. Client and Wells Fargo may be referred to herein as a “Party,” or “Parties” when referring to both of them.
Recitals
1. Client, directly or through its affiliates, owns leases, operates, provides cash for or manages a network of automated teller machines and other similar types of devices that can dispense currency (collectively, “ATMs” or “Machines”).
2. The Machines that are subject to this Agreement (the “Covered Machines”) are listed in Exhibit A to this Agreement; as such exhibit may be amended from time to time pursuant to the terms of this Agreement.
3. Client may, from time to time, replace existing Machines with other Machines in accordance with the terms of this Agreement.
4. Subject to the terms of this Agreement, Wells Fargo desires (a) to provide the currency needed for the dispensing requirements of all of the Covered Machines (the “Contract Cash Services”) in the amounts to be specified by Client from time to time pursuant to the terms of this Agreement, and (b) to perform balancing and processing services (“Balancing and Processing Services”) (and collectively, the “Work”) for the Covered Machines.
5. Wells Fargo, through its vault network, Federal Reserve Bank vaults, and various third-party providers (each a “Cash Supplier”) will cause the Cash to be made available to the Armored Carriers for use in the Covered Machines, and Armored Carriers shall transport and replenish the Cash in the Covered Machines in accordance with this Agreement and the Armored Carrier Letter Agreements.
6. Client has entered into contracts with each of the persons and entities listed on Exhibit B as servicers (together with any successor or assign, individually, a “Servicer” and collectively, “Servicers”) to perform certain services in connection with the Covered Machines pursuant to separate agreements with Servicers (hereinafter referred to individually as a “Servicer Agreement” and collectively as the “Servicer Agreements”). In the event Client desires to add a new service provider to provide certain services in connection with one or more Covered Machines (other than dispensing change incidental to the service), Client may add such new service provider as a Servicer to Exhibit B by providing 30 days written notice to Wells Fargo and submitting an amended Exhibit B to Wells Fargo listing the new and current Servicers and an executed Servicer Letter for the new service provider.

7. Client has entered into, and will, with respect to future services, enter into prior to any Servicer providing any services, a letter agreement with each Servicer, in substantially the form attached hereto as Exhibit C (each, a “Servicer Letter”) by which the parties thereto acknowledge or will acknowledge their rights and obligations with respect to the Cash and Receivables (as defined therein) and the procedures for settlement of transactions involving the dispensing of Cash from Covered Machines.
8. Client has entered into contracts with one or more armored carriers (together with any successor or assign, and individually, “Armored Carrier” and collectively, “Armored Carriers”) for purposes, among other things, of delivering Cash to, and retrieving Cash from, the Covered Machines (collectively, the “Armored Carrier Contracts,” and individually, an “Armored Carrier Contract”) and has entered into a separate letter agreement in substantially the form attached hereto as Exhibit D with each Armored Carrier in connection with the Covered Machines among Client, Wells Fargo and Armored Carrier (individually, “Armored Carrier Letter Agreement” and collectively the “Armored Carrier Letter Agreements”).
9. Client may contract with one or more third-parties (together with any successor or assign, individually, a “Maintenance Provider,” and collectively, the “Maintenance Providers”) who in connection with its duties to maintain the Covered Machines, may have access to the Cash in the Covered Machines. Each such agreement with a Maintenance Provider shall be referred to individually herein as a “Maintenance Contract” and collectively, “Maintenance Contracts”. Client has entered into, and will, with respect to future Maintenance Providers, enter into a separate letter agreement with each Maintenance Provider in substantially the form attached hereto as Exhibit E (individually a “Maintenance Letter” and collectively, the “Maintenance Letters”).
Agreement
ACCORDINGLY, the Parties to this Agreement agree as follows:
I.	General.
A.
Inconsistencies; Incorporation of Recitals. In the case of inconsistencies between this Agreement and any other agreements between Wells Fargo and Client that deal with the subject matter of this Agreement (including Wells Fargo account agreements), the terms of this Agreement shall prevail. The Recitals set forth above are incorporated herein by reference as part of this Agreement.

B.	Effect of non-Business Days on deadlines. If any deadline specified in this Agreement falls upon a non-Business Day, such deadline shall be extended to the next day that is a Business Day.
C.
Recovery Plan. The provisions of the current cash retrieval and disaster recovery plans attached hereto as Exhibit F (“Recovery Plan”) are incorporated in and supplement the terms of this Agreement. The locations and delivery times of Wells Fargo Network Locations and other information in the cash recovery plan attached as Exhibit F will be supplemented or otherwise restated monthly based upon updated information from Client and upon Client’s addition or deletion of a Covered Machine. Any other supplements or restatements of the Recovery Plan shall become effective only upon the prior written consent of Client.

D.
Covered Machines. The current list of Covered Machines is set forth in Exhibit A. Subject to Section I.F. below, Client may (i) upon five Business Days prior written notice to Wells Fargo, delete Machines listed as Covered Machines (such deletion to be effective only after all Cash is removed from the Covered Machines by the Armored Carrier) or (ii) add new Covered Machines to Exhibit A from time to time upon written notice to Wells Fargo according to the procedure set forth in this Paragraph. If the new Covered Machines can be serviced by an existing Wells Fargo Network Location and the aggregate number of Covered Machines being added does not exceed 10, Client will provide Wells Fargo fourteen calendar days’ prior written notice of the change. If the new Covered Machines will require a new Wells Fargo Network Location or if the aggregate number of Covered Machines being added exceeds 10 but is less than 50, Client will provide Wells Fargo 30 calendar days’ prior written notice of the change. If the aggregate number of new Covered Machines equals or exceeds 50, Client will provide notice to Wells Fargo and the parties will work together to establish a reasonable time frame within which the new Covered Machines will be added. Wells Fargo agrees to supply the Cash to the new Covered Machines in the continental United States from the nearest Wells Fargo Network Location. Wells Fargo will respond to Client’s request for a new Wells Fargo Network Location in writing within 10 Business Days of Client’s request to add new Covered Machine(s), and such response will indicate the proposed Wells Fargo Network Location that Wells Fargo intends to use to supply the Cash to the new Covered Machine(s). Client will respond in writing to Wells Fargo within 10 Business Days, either approving or rejecting the proposed Wells Fargo Network Location for the proposed Covered Machine(s) and describing the reasons for a rejection. If Client rejects the proposed Wells Fargo Network Location(s) for a proposed Covered Machine(s), Client may supply the new Machine(s) with currency and coin from another source, and such new Machine(s) shall not be added to Exhibit A as a Covered Machine(s). Notwithstanding any other provision to the contrary, any Covered Machines being added during the first or last week of a month (the “Freeze Period”) will be done solely on a best efforts basis. In no event will Work be performed for Covered Machines except by Wells Fargo.

E.
Exceptions. For avoidance of doubt and in addition to any exclusions set forth in this Agreement, the Parties agree that nothing herein shall be deemed to prohibit Client from procuring currency and coin for the Covered Machines from any source other than Wells Fargo if Wells Fargo is unable to provide Cash (on account of a Force Majeure Event or otherwise) so long as (i) any Cash is first removed from the applicable Covered Machine (at which time the Machine will be deleted from Exhibit A), and (ii) Cash is never commingled with currency or coin of Client or any other person or source.

F.
Annual Covered Machines Count. On the Effective Date and on each May 1 during the term hereof, Client will provide to Wells Fargo a forecast of the number of Machines that will be Covered Machines during the following calendar year.

II.	Contract Cash Services; Work.
A.
Wells Fargo’s General Obligation to Supply Cash. Subject to the terms of this Agreement, Wells Fargo agrees to furnish or cause to be furnished all United States currency in denominations and that either is new or is in a physical condition suitable for dispensing from a Machine in the amounts to be ordered by Client, on behalf of Client or any of its affiliates (such new or ATM fit United States currency as provided or arranged by Wells Fargo, the “Cash”).

B.
Orders. Subject to Section II.C below, Wells Fargo agrees to supply (or cause to be supplied) all of the Covered Machines with adequate Cash to meet Client’s Cash order requests for each of the Covered Machines. Prior to the date that Wells Fargo begins supplying Cash under this Agreement, Client will provide Wells Fargo with a forecast of Cash needed per Wells Fargo Network Location and denomination to meet operating activities and Wells Fargo and Client acknowledge and agree that Client has provided an initial forecast of Cash needed prior to the Effective Date. Client will also provide at least ten calendar days’ prior written notice of the forecasted amount and denomination of Cash needed per Wells Fargo Network Location to accommodate holiday spikes, new locations and increased activities. Client shall give Wells Fargo an order for Cash by the time(s) designated for each Wells Fargo, Cash Supplier, Federal Reserve or other vault location (each a “Wells Fargo Network Location”). Client shall specify the amount and denomination of Cash to be supplied in the manner required under Wells Fargo’s cash vault ordering requirements. In the event that any applicable Wells Fargo Network Location cannot supply a Client with the volume of adequate Cash required to meet each Cash order for the Covered Machines, Wells Fargo shall use commercially reasonable efforts to obtain from other sources as much of such Cash as is practicable to fill Client’s order.

C.
Maximum Amount of Cash to be Supplied. The aggregate total of Cash to be provided by Wells Fargo under this Agreement shall at no time exceed $400 Million Dollars including (i) all Cash with Armored Carriers, (ii) all Cash in Covered Machines, and (iii) all payments owed by Servicers, including any amount to be reimbursed by way of credit to the Settlement Account in immediately available funds, net of all adjustments, chargebacks, representations and other corrections to all transactions under the Servicing Agreements (the “Maximum Available Amount”); provided, however, Wells Fargo acknowledges that Client may require Cash not to exceed $50 Million Dollars in excess of the Maximum Available Amount (the “Additional Requested Amount”) for a particular calendar day (e.g. New Year’s Eve), on an occasional basis but in no event more than four times in any calendar year, and in such a situation, Client shall use best efforts to notify Wells Fargo with reasonable advance notice of the anticipated calendar day and the anticipated amount of the Additional Requested Amount”) and Wells Fargo shall provide the Maximum Available Amount and shall use best efforts to provide Cash in an amount equal to the Additional Requested Amount.

D.
No Commingling of Cash. Client agrees that during the term of this Agreement the only currency to be placed in any of the cash cassettes used for dispensing currency from a Covered Machine shall be Wells Fargo’s Cash. This restriction on commingling applies irrespective of whether Client intends to supply currency to a particular Covered Machine from another cash provider and regardless of whether Wells Fargo failed to supply the Covered Machine or otherwise.

E.
Cash May Only be Used in Covered Machines. Client agrees that at no time will Cash (i) be used or placed in Machines other than the Covered Machines, or (ii) be used for a purpose other than dispensing currency needs at the Covered Machines.

F.	Work. Subject to the terms and conditions hereof, Wells Fargo will provide Work for the Covered Machines during the term of this Agreement in a manner consistent with the terms of this Agreement.
G.
Third-Party Premises. Except as otherwise provided below, all agreements between Client and its affiliates and their respective customers (“Customer(s)”) for the placement of a Machine on such Customer’s premises (each a “Machine Placement Agreement”) shall comply with the following requirements before such Machine shall be deemed a Covered Machine:

1.	Ownership of Cash. The Machine Placement Agreement, or equivalent agreement, shall not grant any ownership interest or other right to Customer in and to the Cash contained in the Covered Machines.
2.
Wells Fargo Access to Covered Machines. At least between the hours of 8:00 a.m. and 5:00 p.m. local time and such additional time periods that a Customer may deem to be its normal business hours (and upon reasonable request during non-business hours), Wells Fargo, and its authorized agents, shall be permitted by a Customer to enter on the premises on which the Covered Machines are located to inspect the Covered Machines, deliver Cash to and retrieve Cash from the Covered Machines, supervise and/or inspect the servicing and repair of Covered Machines and otherwise protect Wells Fargo’s interest in the Cash contained in the Covered Machines; subject to a Customer’s licensing and security policies and procedures regarding vendors performing services on a Customer’s premises.

3.
Third-Party Access to Cash Prohibited. The Machine Placement Agreement shall not allow or grant Customer any right to access the Cash in any Covered Machine without the express written consent of Client.

III.
Plan and Procedures. To ensure repayment of the Cash dispensed from the Covered Machines (the “Dispensed Cash”) and to enable Wells Fargo to perform the Work, the Parties agree to the settlement, and balancing and processing procedures set forth below:

A.
Pilot Period and Pilot Machines. Before the Work begins under this Agreement, Wells Fargo and Client agree that Wells Fargo will conduct a test pilot of Contract Cash Services (the “Pilot”) at one or more mutually agreed upon locations covering a mutually agreed upon number of Machines. The Pilot will commence as soon as possible after the execution of this Agreement by the Parties and will terminate on November 29, 2010, unless an extension is separately agreed to in writing by the Parties. The aggregate total of Cash to be provided during the Pilot shall at no time exceed $4 million including (i) all Cash with Armored Carriers, (ii) all Cash in Pilot Machines, and (iii) all payments owed by Client in accordance with Exhibit G hereto. Client agrees to use commercially reasonable efforts to cause any required third parties to fully cooperate with Well Fargo in connection with the Pilot. With respect to any Cash dispensed from any Machine during the Pilot, the Parties agree to the settlements and reconciliation procedures set forth on Exhibit G attached hereto. The Pilot may be terminated (i) by either Party for convenience upon notice to the other Party; or, (ii) immediately upon notice by Wells Fargo to Client in the event Client fails to pay the settlement for the Pilot Cash as set forth in Exhibit G. The Parties agree that the Pilot Machines shall be Covered Machines for the purposes of this Agreement and the rights and responsibilities of the Parties during the Pilot shall be governed by the terms of this Agreement except as such terms are modified specifically for the Pilot in this Section or in Exhibit G.

B.
Commencement. The settlement procedures for Covered Machines shall become effective on a date to be agreed upon in writing by the Parties (the “Settlement Start Date”). The Settlement Start Date shall be the date the Wells Fargo currency is placed in the cash cassette at one or more of the initial Covered Machines, or is in the Armored Carrier’s vault or is in transit with the Armored Carrier, in each case intended for use in such Covered Machines (the “Starting Cash”). The Starting Cash shall be effected as orders are placed and Cash is dispensed from each Covered Machine, and as Cash is in the Armored Carrier’s vault or is in transit with the Armored Carrier, in each case intended for use in Covered Machines.

C.	Daily Reports.
1.	By 7:00 a.m., Central Time, on each Business Day, Client shall deliver to Wells Fargo daily reports (“Daily Reports”) as follows:
a.
File 1. A report (a “File 1 Report”) that provides the amount of Cash dispensed from each Covered Machine between 3 p.m. Pacific Time (the “Beginning Measurement Time”) through settlement, which is 3:00 p.m. Pacific Time of the immediately preceding Business Day (“Daily Dispensed Cash”); and

b.
File 2. A report (a “File 2 Report”) that provides the amount of Cash dispensed from each Covered Machine serviced since the preceding Business Day from the Beginning Measurement Time until such Covered Machine was serviced and cash cassettes swapped by the Armored Carrier on the immediately preceding Business Day.

2.
Armored Carrier Service Report. Utilizing the iCom Reporting System selected by Wells Fargo, by 12:00 p.m. local time (unless an exception is granted in writing by Wells Fargo) on each Business Day, the Armored Carriers shall deliver to Wells Fargo a report reflecting each Covered Machine serviced and the Cash balance in each Covered Machine at the time of service (together with corrections and adjustments input in such system, the “Service Report”). Service Reports shall be used by Wells Fargo as part of the reconciliation process contemplated hereby. Wells Fargo will provide, without additional cost to Client, training for agreed upon systems changes.

3.
Daily Report by Wells Fargo. By 4:00 p.m. Pacific Time on each Business Day (provided Wells Fargo has timely received all reports and information provided for hereunder from third-parties), Wells Fargo shall deliver to Client daily reports (each a “Bank Report”) in substantially the form attached hereto as Exhibit H which provides daily information for the Covered Machines. Reports will be for the activity occurring two Business Days prior to the current date.

4.
Daily Report of Transfer Activity. By 11:00 a.m. Pacific Time on each Business Day, Wells Fargo shall deliver to Client a report detailing funds transfers between the Settlement Account and the Operating Account (the “Funds Transfer Report”).

5.
Other Reports. Client shall provide access and passwords to Wells Fargo, when and as needed by Wells Fargo to satisfy its agreement to provide Work hereunder, so that Wells Fargo can determine load amounts (as well as expected return) by Machine. All information will be in an electronic file format readily usable by Wells Fargo.

D.
Settlement Accounts. The Wells Fargo account designated by WF to Client separately in writing shall be used as the settlement account (the “Settlement Account). Wells Fargo may from time to time designate a different account to be used as the Settlement Account by giving 30 Business Days prior written notice to Client.

E.
Settlements. All settlements with Servicers or Client for Dispensed Cash shall be effected by wire transfer directly into the Settlement Account. By 9:00 a.m., Pacific Time, on each Business Day, Client shall wire transfer into the Settlement Account an amount equal to the difference, if any, between the Daily Dispensed Cash and the amounts received from Servicers on such Business Day. At or after 1:00 p.m. Pacific Time each Business Day, Wells Fargo shall debit the Settlement Account for an amount not to exceed the Daily Dispensed Cash for the previous day and thereafter shall either (i) credit the Operating Account by the amount, if any, by which the balance in the Settlement Account prior to debit exceeds the Daily Dispensed Cash or (ii) debit the Operating Account by the amount, if any, by which the balance in the Settlement Account is negative. For the avoidance of doubt, the Parties agree that the provisions of this Section shall be suspended in the event and during the period of a temporary system failure that may not rise to the level of a Force Majeure Event, but nonetheless prevents Client from making payments of Cash Settlement, provided that Client notifies Wells Fargo of the reason for such failure and provides Wells Fargo with supporting documentation substantiating the reason for such failure.

Client hereby acknowledges and understands that it is completely responsible for any loss to Wells Fargo as the result of the misrouting of Dispensed Cash by any network processor, whether or not a Servicer.
F.
Viewing of Settlement Accounts. Client shall have viewing access to the Settlement Account until Final Settlement occurs. “Final Settlement” means, with regards to the Parties, Servicers, Armored Carriers, the Maintenance Providers, and each and every other related party, the closing settlement of the Settlement Account and the Operating Account, including all fees and expenses, all Cash and other funds, and all obligations and duties owed which are subject to this Agreement, at the time of the expiration or termination of this Agreement.

G.	Reconciliation.
1.
Ongoing Reconciliation. Following receipt of the Daily Reports each Business Day, Wells Fargo shall endeavor to reconcile all out-of-balance amounts of Cash from the amounts reported in the Daily Reports and the Service Reports. If at any time Wells Fargo learns that Cash is out-of-balance (by use of the Bank Reports or otherwise), Wells Fargo shall notify Client of the imbalance within five days of such discovery, and within 60 days of the Business Day on which the Machine was out-of-balance, Wells Fargo shall credit or debit, as applicable, the Operating Account for any remaining overage or shortage.

2.
Final Reconciliation. The Parties will use commercially reasonable efforts to complete a final reconciliation of Cash amounts upon termination or expiration of this Agreement within 10 Business Days after the effective date of such termination or expiration.

H.
Client Operating Account. Client shall designate a Wells Fargo deposit account as their operating account (the “Operating Account”). The Operating Account shall be used for (i) all credits and debits of imbalances, and (ii) for debit by Wells Fargo of fees owing pursuant to this Agreement. Client may designate a different account at Wells Fargo to be used as the Operating Account from time to time upon 30 Business Days’ prior written notice to Wells Fargo.

I.
Business Day. “Business Day” shall mean any day other than weekends or holidays observed by the Federal Reserve Banks or Wells Fargo, and with respect to each Covered Machine, the Cash Supplier that is making Cash available to such Covered Machine.

IV.	Risk of Loss.
A.
Risk of Loss — Cash in Covered Machines. As between Wells Fargo and Client, Client shall bear all risk of loss and all liability with respect to the Cash during the time the Cash is located in the Covered Machines, including, but not limited to, loss due to theft or destruction of any of the Cash (whether or not such theft or destruction is due to an event beyond Client’s reasonable control), malfunction of equipment, or misfeasance or malfeasance of Client, Maintenance Provider, and their agents or employees. Notwithstanding the foregoing, Client shall not be liable or responsible for any loss of Cash:

1.	to the extent due to the intentional acts or omissions of Wells Fargo, its agents, or employees;

2.	where specifically provided otherwise herein;
3.	before Cash ordered under this Agreement has been picked up by an Armored Carrier.
B.
Risk of Loss — Cash In Possession of Wells Fargo or a Wells Fargo Network Location. As between Wells Fargo and Client, Wells Fargo shall bear all risk of loss with respect to Cash both (1) after such Cash has been returned to a Wells Fargo Network Location, and (2) before such Cash has been picked up by an Armored Carrier pursuant to Client’s order for the ultimate purpose of supplying a Covered Machine. The foregoing risk of loss includes without limitation, loss due to theft or destruction of any of the Cash (whether or not such theft or destruction is due to an event beyond Wells Fargo’s reasonable control), malfunction of Wells Fargo equipment, or misfeasance or malfeasance of Wells Fargo, its agents or employees.

C.
Risk of Loss — Cash in Possession of Armored Carrier. Except as otherwise provided herein, as between Wells Fargo and Client, Client expressly assumes and agrees to indemnify Wells Fargo for any and all liability with respect to a Cash shortage, or loss, theft, disappearance, robbery, or destruction of any of the Cash during the time the same is (or should be) in the possession of an Armored Carrier until it is returned to a Wells Fargo Network Location.

1.
Notwithstanding the foregoing, Client shall not be liable to Wells Fargo for any loss, theft, or destruction of the Cash to the extent due to the gross negligence or intentional misconduct of Wells Fargo, any Cash Supplier or their respective agents or employees. Nothing herein shall be deemed to relieve an Armored Carrier of its responsibilities with regard to the Cash.

2.
Wells Fargo shall assign to Client all of Wells Fargo’s rights to collect any Cash losses, theft or destruction from the Armored Carrier upon collection by Wells Fargo from Client for such losses, theft or destruction. Wells Fargo shall use commercially reasonable efforts to cooperate with, and assist, Client in collecting such unpaid amounts after such assignment, including providing Client with any evidence of the claimed shortage, loss, theft or destruction. All such efforts by Wells Fargo shall be at Client’s expense.

3.
Notwithstanding anything to the contrary herein, any risk of loss during redelivery upon a Wells Fargo Event of Default of the Cash shall be borne by Wells Fargo, provided that Client shall remain liable for Cash shortages in the Covered Machines prior to pick-up. Nothing herein shall be deemed to relieve an Armored Carrier of its responsibilities with regard to the Cash.

D.	Risk of Loss — Nonpayment by Servicer. Client agrees to indemnify and hold Wells Fargo harmless from, for, and against non-payment or any losses from nonpayment by any Servicer.
V.	Ownership of Cash.
A.
Cash Remains the Property of Wells Fargo. Wells Fargo shall have absolute ownership, title and control of all of the Cash used in the Covered Machines at all times. No ownership of the Cash or payments owing from Servicers for Dispensed Cash shall accrue, transfer, or otherwise inure to Client or any other person. Client and Wells Fargo agree that:

1.
all of the Cash shall remain the property of Wells Fargo, and Wells Fargo shall have all right, title, and interest in and to the Cash and may treat the Cash as its asset until such time as it is dispensed from any of the Covered Machines in a cash dispensing transaction; and

2.	none of the Cash shall at any time become the property of Client, or any other person until such time as it is dispensed from any of the Covered Machines in a cash dispensing transaction.
Client shall take no action inconsistent with the terms of this Agreement or the intent of the Parties that all Cash provided to an Armored Carrier by a Wells Fargo Network Location, regardless of physical location, remains the property of Wells Fargo until it is dispensed from the Covered Machines or surrendered by the Armored Carrier to a Wells Fargo Network Location as set forth in this Agreement.

B.
No Client or Third-Party Interest in Cash. It is expressly agreed between the Parties that neither Client nor any other person or entity has any possessory or ownership rights to the Cash or Receivables (as defined in the Servicer Letters) under Section 362 of the Bankruptcy Code or otherwise. It is expressly understood that no other financial institution, including without limitation, any Cash Supplier, can utilize the Cash to satisfy its own reserve requirements. Neither Client, nor any other person (other than an Armored Carrier and the Maintenance Providers for purposes of maintenance of the Covered Machines pursuant to the Maintenance Contracts) shall have any access to, or use of, any of the Cash after delivery of the same to Armored Carrier, whether during transportation or storage by Armored Carrier or while it is stored in the vaults of the Covered Machines, except as such use relates to the dispensing of any of the Cash in a cash dispensing transaction from one of the Covered Machines. Once any of the Cash is delivered to Armored Carrier, it shall only be transported or stored by Armored Carrier and finally placed in one of the Covered Machines or handled by the Maintenance Providers in a way that is consistent with the terms of the Maintenance Contracts. Under no circumstances shall Client hold itself out as the owner of the Cash or in any way represent to any person or entity that it owns the Cash.

C.
Redelivery. Client can initiate a redelivery of Cash upon a Wells Fargo Event of Default or a Termination Trigger Event invoked by Client, and Wells Fargo can initiate redelivery of Cash upon a Client Event of Default or a Termination Trigger Event invoked by it.

VI.	Armored Carrier Service.
A.
Armored Carrier — General. Each Armored Carrier selected to handle the Cash, including all loading of any of the Cash into any of the Covered Machines, shall be a duly qualified armored car operator, selected by Client (and reasonably acceptable to Wells Fargo) and contracted for by Client. Client may replace any Armored Carrier only upon prior written notice and with Wells Fargo’s express written consent which may not be unreasonably withheld, conditioned or delayed, Client will provide at least 30 days prior written notice to Wells Fargo prior to such replacement, but in no event later than is reasonably necessary to ensure that the replacement Armored Carrier is a duly qualified armored car operator. For avoidance of doubt, a “duly qualified armored carrier operator” is one that is properly licensed, has provided to the Wells Fargo Network Locations a signature list of those authorized to pick up Cash and the photos of whom are on file, for whom an authorization letter is on file from Client indicating what actions Wells Fargo is to take with respect to a particular Armored Carrier, whose trucks, uniforms and other identifications match and who otherwise meets the security and operational standards of such Wells Fargo Network Locations. Wells Fargo will use commercially reasonable efforts to assist Client to transition from any Armored Carrier who Wells Fargo determines is no longer a “duly qualified armored car operator” to another Armored Carrier.

B.
Cash Held by Armored Carrier. Client shall contractually obligate Armored Carrier to segregate Cash held by Armored Carrier from all other currency and coin until such time as the Cash is required to be placed in specific Covered Machines or until it is requested to be returned to Wells Fargo and to meet the standards set forth in Section VI.A above.

C.
Covered Machine Access. No employee of Armored Carrier shall have the authority to access the Cash stored in any Covered Machine, except as provided below. The only parties having authorized access to the Cash stored in the Covered Machines shall be (i) Armored Carriers for the purposes of loading Cash in, or removing Cash from, the Covered Machines, as provided in the Armored Carrier Contracts, (ii) Armored Carriers for purposes of redelivery of the Cash to Wells Fargo Network Locations pursuant to this Agreement, and (iii) the Maintenance Providers for purposes of Machine maintenance as set forth in the Maintenance Contracts.

D.
Responsibilities. Wells Fargo and Client each agree that they shall not conceal or misrepresent any material fact or circumstance concerning the Cash delivered to Armored Carrier pursuant to this Agreement and the Armored Carrier Contracts.

1.
Wells Fargo agrees to supply all the Cash to Armored Carrier directly through any of the applicable Wells Fargo Network Location(s) in a sealed or locked bag, together with a shipping document verifying the value of the Cash in the bag. The value of the Cash set forth in such shipping document that accompanies the release by the applicable Wells Fargo Network Location of any sealed or locked bag shall be conclusively deemed the amount of the Cash invoiced. Client’s contract with each Armored Carrier shall, in the event of any reportable shortage claimed in the contents of a sealed or locked cash bag received by Armored Carrier from the Wells Fargo Network Location, obligate Armored Carrier to promptly notify Client and Wells Fargo of the shortage. With respect to cash bags received from the Federal Reserve Bank or a Cash Supplier, each such contract shall also obligate the Armored Carrier to (i) provide reasonable assistance to Wells Fargo in presenting difference claims to the relevant Federal Reserve Bank or Cash Supplier in accordance with Federal Reserve Bank regulations or operating circular, if any; and (ii) comply with any requirements imposed by the Federal Reserve Bank or the relevant Cash Supplier in connection with the reporting of such shortages. In the event that such difference cannot be resolved, Wells Fargo and Client will in good faith attempt to resolve the difference between them. If such efforts are unsuccessful (i) with respect to sums which Client claims in writing are owed to it, within 60 days of receipt of the claim by Wells Fargo, or (ii) with respect to sums which Wells Fargo claims in writing are owed to it, within 60 days of receipt of the claim by Client, the parties agree to resolve the issue in accordance with the arbitration provisions of this Agreement. The parties will from time to time mutually agree upon any minimal differences that need not be reported and such threshold amounts that must be reported on a same-day or next-Business-Day basis.

E.
Armored Carrier Letter Agreements. Prior to utilizing any Armored Carrier, each Client, Wells Fargo and the Armored Carrier shall enter into an Armored Carrier Letter Agreement substantially in the form set forth in Exhibit D.

F.
Vault Security. Wells Fargo shall inform Client in writing of any regulatory requirements imposed upon Wells Fargo with respect to security measures that are applicable to the maintenance of the Cash in each Armored Carrier’s vault facilities. Client shall promptly but in no event more than two Business Days communicate such information to each Armored Carrier. Client shall take commercially reasonable steps to ensure that each Armored Carrier agrees to comply with any such regulatory requirements.

VII.	Fees.
A.
General. Client agrees to pay Wells Fargo the fees for the Work calculated in accordance with the terms of a separate fee letter between Wells Fargo and Client (the “Fee Letter”), which is hereby incorporated into this Agreement, and which may be amended after the initial term of this Agreement as provided herein. Following the initial term of this Agreement, Well Fargo may change the fees for the Work with respect to any renewal term by providing Client with written notice of such fee changes at least 120 days prior to the commencement of such renewal term and Client is free to accept such changes or terminate this Agreement; and provided further that Wells Fargo may only change such fees once with respect to each applicable renewal term. For the avoidance of doubt, it is understood and agreed that the fees referenced in this Section are the fees for the Work only and do not include any fees charged for other services provided by Wells Fargo to Client.

B.
Taxes. Client shall pay or reimburse Wells Fargo for any applicable taxes levied, imposed or assessed upon Wells Fargo as a result of its provision of Cash to Client under this Agreement, excluding personal property taxes assessed against or payable by Wells Fargo (except for taxes relating to personal property owned by Client), taxes based upon Wells Fargo’s net income and Wells Fargo’s corporate franchise taxes. Alternatively to such payment or reimbursement, Client may satisfy its obligation in this paragraph by providing Wells Fargo with an exemption certificate that establishes that no tax is due. Wells Fargo shall furnish Client with invoices showing separately itemized amounts due under this paragraph with respect to applicable taxes (if any). If Client pays or reimburses Wells Fargo for any taxes pursuant to this paragraph, Wells Fargo hereby assigns and transfers to Client all of Wells Fargo’s rights, title and interest in and to any refund for taxes paid. Any claim for refund of taxes against the assessing authority may be made in the name of Client or Wells Fargo, or both at Client’s option. Client may initiate and manage litigation brought in the name of Client or Wells Fargo, or both, to obtain refunds of amounts of taxes paid under this paragraph. Wells Fargo shall cooperate fully with Client in pursuing any refund claims, including any related litigation or administration procedures. Wells Fargo and Client each acknowledge that it is not aware of any taxes owing contemplated by this Section VII.B with respect to the Cash as of the Effective Date.

C.
Costs and Expenses. Client and Wells Fargo each shall be responsible for any legal and other costs and expenses incurred by it in connection with the preparation, negotiation and delivery of this Agreement and its Exhibits and any amendments or waivers thereto.

D.
Monthly Servicing Fees and Billing Statement. All fees and charges payable by Client pursuant to this Agreement will be detailed for Client in a monthly billing statement using Wells Fargo’s standard account analysis format which will be provided to Client on the first Business Day after the 10th of each calendar month. Such statement shall contain categories of information as set forth in an Exhibit to the Fee Letter or as otherwise mutually agreed in writing by the Parties from time to time. Wells Fargo shall debit the Operating Account for all billed amounts on an agreed-upon day of the month that is no later than the 20th day after delivery of such monthly billing statement. To the extent that the Operating Account contains insufficient funds to accommodate such debit, the unpaid amount shall become immediately due and payable upon notice to Client and Client shall immediately pay the unpaid amount to Wells Fargo.

E.	Service Level Adjustments. Adjustments to fees set forth herein may be made under the following circumstances:
1.
If Wells Fargo fails to either (i) provide Cash for any particular Covered Machine pursuant to Section II.A (unless otherwise excused pursuant to the terms of this Agreement), or (ii) provide Cash as required in Section II.B. above, then Wells Fargo shall either pay those additional expenses to Client which have been incurred by Client related solely to the failure on the part of Wells Fargo to deliver Cash to the Armored Carrier, or credit such amounts to Client against the above referenced billing statement, at the election of Wells Fargo.

2.
If at any time during the term of this Agreement, the number of Covered Machines is less than 920 and the average outstanding daily balance of Cash is less than $225 million during any 90 consecutive day period (the “Baseline”), Wells Fargo shall be entitled to adjust the fees provided for hereunder so that its expected fees, yields and returns are at least equal to those that would have been achieved had the Baseline been maintained.

VIII.	Insurance.
A.
Required Insurance. During the initial and any renewal term of this Agreement, Client, at its sole cost and expense shall, at a minimum, maintain insurance through a third party insurance provider as described in this Section VIII, as follows:

1.
Commercial Crime Policy including coverage for employee theft/dishonesty/fidelity; Inside the Premises — the theft of money including disappearance, destruction and robbery; Outside the Premises — the theft of money, including disappearance, destruction and robbery; Computer Crime with limits not less than $5,000,000 per loss. Wells Fargo will be included as joint loss payable under the policy.

2.	Errors and Omissions with limits not less than $1,000,000 per occurrence.

3.
Commercial General Liability/Umbrella insurance providing coverage for premises-operations liability, products-completed operations liability, independent contractors liability, personal and advertising and contractual liability with limits of at least $10,000,000.

4.
Statutory workers’ compensation and employers liability insurance with limits no less than $1,000,000 each accident for bodily injury; $1,000,000 each accident for disease per employee and $1,000,000 bodily injury for disease in the aggregate.

5.	Comprehensive Automobile Liability Insurance/Umbrella in the minimum amount of $10,000,000 combined single limits for bodily injury and property damage covering owned and non-owned hired vehicles.
B.	Additional Requirements. In addition, Client agrees that:
1.
Client, at the request of Wells Fargo, shall furnish certificates of insurance to Wells Fargo at the time of the signing of this Agreement and upon renewal thereafter. Client will ensure that the insurance carrier and/or Client will provide 10 days advance written notice to Wells Fargo before termination, change or cancellation takes effect of any coverage under such policies evident on such certificate, regardless of whether cancelled by Client or the insurance company.

2.	The insurance required hereunder will be primary and noncontributory to any insurance maintained by Wells Fargo.
3.
All of the insurance policies required hereunder will be maintained with companies licensed to do business in the state where the services will be performed and rated no less than “A-” as to policy holder’s rating in the then current edition of Best’s Insurance Guide (or with an association of companies each of the members of which are so rated).

4.	Client will add Wells Fargo as an additional insured to Client’s commercial general/umbrella liability and automobile/umbrella policies.
C.
No Relief From Liability. The foregoing requirements as to the types and limits of insurance coverage to be maintained by Client and any approval or waiver of said insurance by Wells Fargo are not intended to and shall not in any manner limit or qualify the liabilities and obligations otherwise assumed by Client pursuant to this Agreement, including but not limited to the provisions concerning the indemnification obligations of Client; provided that any amounts paid to Wells Fargo pursuant to Client’s indemnification obligations shall be reduced dollar for dollar by the amount of any insurance proceeds that are paid to Wells Fargo pursuant to Section VIII of this Agreement.

IX.	Default; Termination Trigger Events.
A.
Termination Upon Default. Wells Fargo shall have the right to immediately terminate this Agreement upon written notice to Client in the event of a Client Event of Default. Client shall have the right to immediately terminate this Agreement upon written notice to Wells Fargo in the event of a Wells Fargo Event of Default.

B.
Client Events of Default. “Client Event of Default” shall mean the occurrence and continuance of any of the following events, acts, occurrences or conditions described in Paragraphs 1 through 8 below, for whatever reason:

1.
Any of the following occur: (i) Client shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes (“Bankruptcy Code”); or (ii) an involuntary case is commenced against Client under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Client, or Client commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Client or there is commenced against Client any such proceeding which remains undismissed for a period of 90 days; or (iv) any order for relief or other order approving any such case or proceeding is entered; or (v) Client is adjudicated insolvent or bankrupt; or (vi) Client suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or (vii) Client makes a general assignment for the benefit of creditors; or (viii) Client fails to pay, or states that it is unable to pay, or is unable to pay its debts generally as they become due; or (ix) Client calls a meeting of its creditors generally with a view of arranging a composition or adjustment of its debts; or (x) Client by any act or failure to act consents to, approves of or acquiesces in any of the foregoing; or (xi) Client takes any corporate action for the purpose of effecting any of the foregoing.

2.	Any creditor or group of creditors of Client shall attempt for any reason to levy upon, seize under color of law, attach or make a bona fide claim against any Cash.
3.	Client takes any action or makes any material representation that is inconsistent with Wells Fargo’s sole and exclusive ownership, title and control of the Cash.

4.
Client defaults in (a) the payment under the terms of any contract, instrument or document extending a credit facility of $25 Million or more pursuant to which Client has incurred any debt or other liability to any person or entity, including Wells Fargo (each, a “Credit Facility”), or (b) the performance of any other obligation, or any defined event of default unrelated to payment, (each, a “Non-payment Default”) under a Credit Facility, provided that Client shall have 60 days following notice to it by Wells Fargo to cure a Non-payment Default.

5.
Client either (a) breaches any representation, warranty or covenant in this Agreement (other than failure to make any payments or other monetary obligations or as otherwise provided herein) and such failure continues for a period of more than 30 days after Client’s receipt of written notice from Wells Fargo of such breach, or (b) fails to make timely payments for Fees upon 15 days notice and opportunity to cure, or (c) fails to make payments for Cash Settlement for any reason other than a temporary system failure, or fails to meet any other undisputed monetary obligations (other than Fees) under this Agreement, and the same continues, not more than once in any 12-month period, for a period of two Business Days if Client notifies Wells Fargo of the reason for such failure and has provided Wells Fargo with supporting documentation substantiating the reason for such failure. Notwithstanding the foregoing, Wells Fargo may terminate the Agreement if at the conclusion of the applicable cure periods described above Client fails to pay the Wells Fargo determined estimated settlement amounts into the Settlement Account for the day(s) of such failure.

6.
Inability or failure by Client to deliver the Daily Reports or to satisfy any reporting, certification, notification or documentation requirements under this Agreement, in each case where such inability or failure continues, not more than once in any 12 month period, for a period of two Business Days if Client notifies Wells Fargo of the reason for such inability or failure and has provided Wells Fargo with supporting documentation substantiating the reason for such inability or failure.

7.
If any Armored Carrier is unable, for any reason (except as the result of a Force Majeure Event or due to the malfunction of a Covered Machine), to obtain independent access to any Covered Machine pursuant to this Agreement subject to Customer’s licensing and security policies and procedures regarding vendors performing services on or at a Customer’s premises.

8.	Client sells or otherwise transfers all or a substantial portion of its Covered Machines and the Baseline of Covered Machines is not met after giving effect to such sale or transfer.

C.
Wells Fargo Event of Default. “Wells Fargo Event of Default” shall mean the occurrence of any of the following events, acts, occurrences or conditions described in Paragraphs 1 and 2 below, for whatever reason:

1.
Any of the following occur: (i) the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) or any successor regulatory agencies thereto determines that Wells Fargo is insolvent; or (ii) the OCC or the FDIC appoints a receiver, custodian or the like or initiates proceedings for relief or other order for all or any substantial part of its property; or (iii) Wells Fargo fails to pay, or states that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (iv) Wells Fargo calls a meeting of its creditors generally with a view of arranging a composition or adjustment of its debts; or (v) Wells Fargo by any act or failure to act consents to, approves of or acquiesces in any of the foregoing; or (vi) Wells Fargo takes any corporate action for the purpose of effecting any of the foregoing.

2.
Wells Fargo breaches any representation, warranty or covenant or fails to perform under this Agreement or any related agreements, and such breach remains uncured 30 days after Client provides notice to Wells Fargo describing the alleged breach in reasonable detail. The Parties agree that Wells Fargo shall be in breach of this Agreement without further right to cure if it is unable to furnish sufficient Cash to comply with this Agreement at any time and such failure continues for three or more consecutive Business Days after written notice from Client, unless applicable regulations specifically prohibit the furnishing of such Cash or because of Force Majeure Event.

D.
Termination Trigger Events. “Termination Trigger Event” shall mean the occurrence and continuance of any of the following events, acts, occurrences or conditions described in Paragraphs 1 through 9 below, for whatever reason. This Agreement may be terminated without penalty upon the occurrence of any of the following Termination Trigger Events:

1.	Immediately upon a Party giving written notice to the other Parties:
a.
in the event that (i) any federal or state regulatory authority takes any action, including, but not limited to, the issuance of a ruling, formal or informal opinion, or interpretation of any kind whatsoever that makes the continued performance of this Agreement illegal or exposes Wells Fargo to civil penalties, (ii) any law is adopted or regulation promulgated that makes the continued performance of this Agreement illegal or exposes Wells Fargo to civil penalties, or (iii) any law or regulation is interpreted by a court of competent jurisdiction, any of which, in the opinion of Wells Fargo’s legal counsel, would prohibit Wells Fargo from providing the Cash to Client as described in this Agreement, then in such event, Wells Fargo shall have the right to cancel this Agreement immediately by notifying Client in writing of its intent to do so;

b.
upon cancellation, reduction, or non-renewal of insurance required to be carried by Client, Armored Carrier, or any Servicer pursuant to this Agreement, unless such insurance is replaced by a similar or better carrier, or unless such new carrier is otherwise reasonably acceptable to Wells Fargo;

c.
upon termination of a Servicer Letter with respect to the Covered Machines serviced by that Servicer under which Cash would be dispensed, unless the outgoing Servicer is promptly (i.e., within 30 days) replaced by a successor service provider (and the termination of the Servicer is not effective until such successor service provider is in place) or such service is discontinued by Client;

d.
subject to Force Majeure Event provisions herein, if a Servicer fails to (i) make payments pursuant to the applicable Servicer Letter when due on three or more consecutive Business Days; (ii) satisfy any material regulatory reporting, certification, notification, or documentation requirements; (iii) observe or perform any material covenant outlined in its Servicer Letter, or (iv) meet any agreed-upon performance and financial tests unless replaced within 90 days by a Servicer reasonably acceptable to Wells Fargo.

2.
With respect to both Client and Wells Fargo, an event or series of events (a “Change of Control”) by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the equity securities of such Party entitled to vote for members of the board of directors or equivalent governing body of such Party on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and 90 days elapses without Wells Fargo or Client, as applicable, consenting in writing to such Change of Control or ratifying in writing that an Actual Termination Date has not occurred and Client has accepted in writing any changes in pricing proposed by Wells Fargo as a result of such Change of Control.

3.
Subject to the Force Majeure Event provisions hereof, immediately upon written notice by Client in the event Wells Fargo at any time does not have the availability of sufficient vault cash to furnish Client with sufficient Cash as specified by Client or if Wells Fargo has exercised its right to demand redelivery according to this Agreement.

4.	Immediately by Wells Fargo in the event the following conditions have not been satisfied by Client prior to the commencement of the Work:
a.	No Client Event of Default shall then be existing;

b.	All Agreement requirements have been satisfied;
c.	Satisfactory review of the material contracts to the extent not already in Wells Fargo’s possession;
d.	Satisfactory review of bonding and insurance requirements specified herein (which review the Parties agree has been accomplished and the insurances tendered in writing accepted by Wells Fargo);
e.	Satisfactory regulatory and compliance review; and
f.	Such other due diligence and investigation as Wells Fargo deems necessary.
5.
In the event any agreements with a Servicer are terminated by Client due to a material default of an obligation to process accurate and timely transmissions under such agreement, Wells Fargo may immediately terminate the service with respect to the affected Machines and Client shall immediately reimburse Wells Fargo for any outstanding Cash relating to the terminated Machines.

6.
In the event Client fails to implement, not later than March 31, 2011 (or as may otherwise be agreed to by the Parties in writing before March 31, 2011), the corrective actions required and as are separately documented by the Parties, as a result of the November 2010 MSB audit conducted on Client’s operations by Wells Fargo.

7.
In the event Client fails to pass a satisfactory MSB audit conducted by Wells Fargo of its operations at any time, provided that Client shall have 45 days following the conclusion of such unsatisfactory audit to respond and comment and seek a mutually agreeable resolution thereof with Wells Fargo.

8.
Immediately upon notice to Client in the event Client fails to make payments for Cash Settlement and such failure is a result of a temporary system failure that may not rise to the level of a Force Majeure Event, but nonetheless prevents Client from making payment(s), and such failure continues for a period of three Business Days, if Client notifies Wells Fargo of the reason for such failure and has provided Wells Fargo with supporting documentation substantiating the reason for such failure. In addition, in the event there are excessive temporary system failures resulting in Client’s failure to make payments for Cash Settlement, Wells Fargo may terminate this Agreement regardless of whether or not such failures have continued for a period of three Business Days.

9.
In the event of the inability or failure of any Armored Carrier to deliver required Daily Reports or other documentation requirements under the Armored Carrier Agreements, and the same continues, not more than once in any 12 month period, for a period of two Business Days, and such failure is not cured within such two day period, Wells Fargo may immediately terminate the service with respect to the affected Machines and Client shall immediately reimburse Wells Fargo for any outstanding Cash relating to the terminated Machines.

X.	Indemnification; Limitations on Liability.
A.
Covered Machines. Subject to the risk of loss provisions set forth in Section IV and the limitations of liability set forth in Section X.D., Client shall indemnify, defend and hold Wells Fargo harmless from, for, and against any loss of any of the Cash, and all adjustments, chargebacks, representments, and other corrections to all Cash dispensing transactions under the Servicing Agreements or otherwise, however caused, including, but not limited to, any loss resulting from the operation of the Covered Machines, including any malfunctions thereof, or losses resulting from actions of each Armored Carrier, Servicer or Maintenance Provider while performing services on behalf of Client. Wells Fargo shall promptly notify Client of any regulations or changes of applicable laws which might affect the terms of this Agreement or a Party’s obligations hereunder, and if Wells Fargo and Client determine that it is necessary to amend this Agreement as a result thereof, the parties agree to negotiate in good faith and execute such an amendment. Notwithstanding the foregoing, but subject to the risk of loss provisions set forth in Section IV, Client shall have no indemnity liability hereunder for any claim or loss resulting to the extent that such claim or loss results from the act or omission of Wells Fargo or its employees, agents, or representatives.

B.
Actions of a Party and its Representatives. In addition to the indemnification set forth in Section X.A. above, each Party agrees to indemnify, defend and hold harmless the other Party, its officers, directors, and employees from, for, and against any and all losses, damages, claims, liabilities, penalties (including, but not limited to, any penalties imposed by any governmental entity or agency), and expenses (including, but not limited to, to the extent permitted by law, reasonable attorneys’ fees) suffered or incurred by such other Party as a result of or arising out of, or attributed, directly or indirectly, to the breach of any obligation under this Agreement by the indemnifying party, its agents or representatives.

C.
Taxes. Client agrees to indemnify, defend and hold Wells Fargo harmless from, for and against any loss of the Cash or Receivables (as defined in the Servicer Letters) caused by any loss from Client’s failure to pay taxes, including local and special assessments and governmental and other charges, as well as all public and/or private utility charges, of any type or description, that may from time to time be imposed, assessed and levied against the Covered Machines, against transactions resulting in dispensed Cash, or against Client.

D.
No Consequential Damages. IN NO EVENT WILL ANY PARTY BE LIABLE UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY ANOTHER PARTY OR ITS AFFILIATES, EMPLOYEES OR AGENTS, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. For the avoidance of doubt, the Parties agree that the foregoing limitation does not apply to limit a Party’s obligation to indemnify or defend the other Party as provided in this Agreement.

E.
Acknowledgement. EACH OF THE PARTIES UNDERSTANDS THE LEGAL AND ECONOMIC RAMIFICATIONS OF THIS SECTION, AND ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION WERE NEGOTIATED BETWEEN THE PARTIES AND THAT SUCH PROVISIONS WERE CONSIDERED BY EACH PARTY IN DETERMINING THE SPECIFIC RISKS THAT IT ASSUMED IN AGREEING TO ITS OBLIGATIONS SET FORTH IN THE AGREEMENT, AND THE AMOUNTS OF THE PAYMENTS TO BE MADE UNDER THE AGREEMENT.

F.
Acts or Omissions. It is the understanding and agreement of the Parties to this Agreement that (i) Wells Fargo shall not be liable for any acts or omissions on the part of Client or any third party whether with respect to any transactions generated through Covered Machines or otherwise, and (ii) Client shall not be liable for any acts or omissions on the part of Wells Fargo or any third party whether with respect to any transactions under this Agreement or otherwise.

G.
Force Majeure. No Party shall be deemed to be in default of any provision herein or to be liable to another Party for any delay, failure of performance, or interruption of service arising due to acts or events beyond such Party’s control including by way of illustration, but not limitation, acts of God, civil and military authority, terrorism, civil disturbance, war, fires, delay of Armored Carrier suppliers, interruptions in telecommunications or networking facilities, or those of its subcontractors for like causes (each a “Force Majeure Event”). The Parties agree that the provisions of this paragraph do not relieve them of their respective risks of loss with respect to Cash as set forth in Section IV of this Agreement.

XI.	Term; Survival; Early Termination Fee.
A.
General. The initial term of this Agreement shall begin on the Effective Date and continue through November 30, 2013 and shall be renewed for additional one-year periods unless a Party gives at least 90 days’ prior written notice of its intent not to renew, provided, however, that each such renewal shall be subject to a written agreement about pricing and such other terms and conditions to be mutually agreed upon among the Parties (the “Stated Termination Date”), unless earlier terminated by a Party as provided in this Agreement (the “Actual Termination Date”).

B.
Redelivery. Upon redelivery as provided in this Agreement, Client shall be responsible and liable for: (i) collecting and delivering to Wells Fargo all payments due from Servicers for Dispensed Cash; and (ii) using its best commercially reasonable efforts to ensure that the Armored Carriers effect redelivery of the Cash in accordance with the terms of this Agreement. In the event Client terminates the Agreement as provided herein, Wells Fargo shall use its best commercially reasonable efforts to effect redelivery and shall not delay or otherwise obstruct the efforts of Client to transition currency and coin services to another provider and shall provide commercially reasonable transition assistance to Client if Client has elected to engage another provider of Cash Services.

C.
Survival. Notwithstanding the termination of this Agreement as provided herein, the obligations of the Parties hereto under (i) Sections II.D, II.E, III (until Final Settlement), IV, V, VI, VII, VIII, IX, XI and XII shall survive and continue in full force and effect until such time as all Cash then outstanding has been returned to Wells Fargo (or reimbursed to Client for any corrective payments of shortfall or overpayment by Client), all payments due from Servicers for Dispensed Cash then outstanding have been paid to Wells Fargo, and all fees owing pursuant to the terms of this Agreement have been paid and (ii) Section X shall survive and continue in full force and effect until the expiration of the applicable period of limitations.

D.
Failure to Furnish Cash. If Client terminates this Agreement because Wells Fargo is unable to furnish sufficient Cash to comply with this Agreement, the Cash shall either be redelivered within the timeframe and in the manner mutually agreed-to between Client and Wells Fargo or transferred via Fedwire to Wells Fargo in an amount equal to the then outstanding Cash within such timeframe. Wells Fargo shall be liable for any actual costs incurred by Client in connection with such redelivery. Subject to Section IV (Risk of Loss) and Section VII.E. (Service Level Adjustments), Wells Fargo shall not otherwise be liable for any damages incurred by Client on account of redelivery instituted by Client due to Wells Fargo’s inability to furnish the Cash, nor shall Wells Fargo be liable for any damages resulting from the inability of cardholders to use the Covered Machines because they then contain no currency.

E.	Certain Costs. Client shall not be liable for the cost of redelivery as a result of a Wells Fargo Event of Default.

F.
Early Termination Fee. In the event this Agreement is, for any reason other than a Wells Fargo Default or because of Wells Fargo’s election to terminate the Agreement before the Stated Termination Date when no Client Event of Default exists, terminated prior to the Stated Termination Date, Client shall pay to Wells Fargo a termination fee of (i) [***] if such termination occurs during the first year of the Agreement; or (ii) [***] if such termination occurs during the second or third year of the Agreement.

G.
Purchase Option. Wells Fargo hereby grants Client an option to purchase the Cash under the following circumstances and subject to the following conditions: (i) this Agreement is terminated for any reason, (ii) the purchase is evidenced by a Currency Bill of Sale in form and substance mutually satisfactory to Client and Wells Fargo and (iii) the purchase is exercised and purchase price paid immediately at termination.

XII.	Representations Warranties and Covenants.
A.
Representations and Warranties of Client. Client represents and warrants to, and covenants with Wells Fargo as follows (such representations and warranties being deemed to be made and renewed on each day during the term of this Agreement):

1.
Organization: Client (i) is a duly organized and validly existing corporation or partnership in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified, authorized or in good standing does not have a reasonable likelihood of materially affecting the operations, properties, or business of Client.

2.
Authorization: Client has the corporate or partnership power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Client has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be affected by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.
No Conflicts: Neither the execution, delivery or performance by Client of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (ii) will conflict or be inconsistent with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien (except pursuant to this Agreement) upon any of the property or assets of Client pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Client is a party or by which it or any of its property or assets is bound or to which it may be subject.

4.
No Actions: Client represents and warrants that there are no actions, suits or proceedings pending, to the best of its knowledge, or threatened with respect to this Agreement or the transactions contemplated hereby or that adversely affect the ability or capacity of Client, any Servicer or any Maintenance Provider to perform as agreed-upon hereunder, in its Servicer Letter or Maintenance Provider Letter.

5.
Servicer Contracts: Client represents and warrants that following notice of any such regulatory requirements from Wells Fargo, Client shall notify Wells Fargo if Client becomes aware that a Servicer has failed to conform to any regulatory requirement imposed upon Wells Fargo with respect to the Cash, the Covered Machines, and any related record keeping or reporting requirements imposed on Wells Fargo, including, without limiting the generality of the foregoing, the provisions of the regulations of the OCC, if any, regarding minimum security devices and procedures and the provisions of the Bank Protection Act of 1968, as amended, 12 USC § 1881 et seq., as such provisions relate to automated teller or cash dispensing machines in off-premises locations.

6.
Access to Covered Machines: No employee of Client or any retail establishment where a Covered Machine is located has access to the Cash stored in any Covered Machine, except through a cash dispensing transaction.

7.
No Liens: To the best of its knowledge, Client represents and warrants that the ownership interest of Wells Fargo in the Cash is and at all times will be free and clear of any and all liens, rights or claims of all other persons. Client shall defend the Cash against all claims and demands of a Servicer claiming the same or any interest therein adverse to Wells Fargo. To the knowledge of Client, no financing statement or other evidence of lien covering or purporting to cover any of the Cash is on file in any public office.

8.
No Defaults: Client is not currently in default under or with respect to any contractual obligation that would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Client’s operation of the Machines or its performance under this Agreement. To the best of Client’s knowledge, no default under or with respect to any contractual obligation would result from the consummation of the transactions contemplated by this Agreement or any other document related to this Agreement.

9.
Location of Covered Machines: All Covered Machines owned, leased, operated or managed by Client are and at all times will be at the business establishments listed on Exhibit A, as modified from time to time in accordance with this Agreement.

B.	Representations and Warranties of Wells Fargo. Wells Fargo represents and warrants to, and covenants with, Client as follows:
1.
Organization: Wells Fargo (i) is a duly organized and validly existing national bank in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business as a bank in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified, authorized or in good standing does not have a reasonable likelihood of materially affecting the operations, properties, or business of Wells Fargo.

2.
Authorization: Wells Fargo has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Wells Fargo has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.
No Conflicts: Neither the execution, delivery or performance by Wells Fargo of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Wells Fargo pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Wells Fargo is a party or by which it or any of its property or assets is bound or to which it may be subject.

4.	No Actions: There are no actions, suits or proceedings pending or, to its knowledge, threatened with respect to this Agreement or the transactions contemplated hereby.

5.
No Defaults: Wells Fargo is not currently in default under or with respect to any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Wells Fargo’s ability to perform under this Agreement. To Wells Fargo’s best knowledge, no default under or with respect to any contractual obligation would result from the consummation of the transactions contemplated by this Agreement or any other document related to this Agreement.

C.	Covenants of Client. Client covenants and agrees with Wells Fargo that from and after the Effective Date of this Agreement:
1.
Further Assurances: Upon the request of Wells Fargo, and at the expense of Wells Fargo (unless such cooperation is related to a breach by Client), Client will cooperate with Wells Fargo to the extent Wells Fargo may reasonably deem necessary in protecting its ownership interest in the Cash and in the payments from Servicers for Dispensed Cash, and in complying with applicable laws and regulations.

2.
Change of Name or Entity Structure: Client shall notify Wells Fargo within 30 days of changing its name, jurisdiction of incorporation, or entity structure or moving its principal executive office outside of the metropolitan Las Vegas, Nevada area.

3.
Right of Inspection: If a discrepancy arises in connection with the Cash settlement, Client will provide Wells Fargo with access, during normal business hours and upon reasonable prior notice to Client to all books, correspondence and records of Client directly relating to the discrepancy. Wells Fargo and its representatives may examine the same, take extracts therefrom and make photocopies thereof, at the cost and expense of Client. Client agrees to render to Wells Fargo, without cost or expense, such clerical and other assistance as may be reasonably requested with regard thereto.

4.
Compliance with Laws Affecting Cash: Client will comply in all material respects with all requirements of law applicable to the Cash or any part thereof; provided however, that Client may contest any requirement of law in any reasonable manner which shall not adversely affect Wells Fargo’s rights in the Cash.

5.
Electronic Reports; Access: Client will provide any data deliverable in connection with this Agreement to Wells Fargo in the agreed-to format and will provide access as required in Section III.C.5 hereof.

6.
Negative Pledge: Client will not create, incur or permit to exist, will defend the Cash against, and will take such other action as is necessary to remove, any lien or claim on or to the Cash against the claims and demands of a Servicer or an Armored Carrier (except arising through or on account of Wells Fargo).

7.
Notice: Upon becoming aware thereof, Client will promptly advise Wells Fargo, in reasonable detail, in accordance with the provisions hereof, (i) of any breach under this Agreement, (ii) of any lien on, or claim asserted against, any of the Cash, and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Cash or on the liens created hereunder.

8.
Compliance with Rules and Regulations: Client will abide by and operate in accordance with all applicable network rules and regulations and all applicable banking laws and regulations following notice by Wells Fargo of such rules or regulations. Client will comply with the applicable regulations of any network processor and all state and federal regulations, including Regulation E.

9.
Notice to Wells Fargo: Client shall deliver to Wells Fargo, within three Business Days of receipt, a copy of all notices or correspondence it receives from any third-party relating to the operation of the Covered Machines or the provisioning of Cash for the Covered Machines that may materially affect another Party’s performance of its obligations under this Agreement. Client shall promptly inform Wells Fargo of the location of all Covered Machines and will advise in advance of any proposed relocation, in each case in accordance with the terms of this Agreement.

10.
Financial Statements: To the extent that Global Cash Access Holdings, Inc. (“Holdings”), Client’s parent entity, is no longer a public reporting company under the securities laws of the United States, Client will, from time to time, deliver to Wells Fargo copies of its quarterly and annual financial statements and reports as reasonably requested by Wells Fargo, together with any financial information supporting such financial statements and reports. Quarterly financial statements will be due within 45 days of the end of each quarter and annual financial statements within 90 days of the end of each fiscal year.

11.
Maintenance of Records. Client agrees to maintain sufficient records to permit an audit by Wells Fargo as is necessary for the settlement of all Cash transactions; provided, however, that neither Client nor their agents shall be required to maintain records beyond six months unless a dispute exists or other circumstances reasonably warrant a longer period of time. Client shall maintain its records as mutually agreed by the Parties in order to permit Wells Fargo additional information to confirm the contents of the Daily Reports and to confirm information on a transaction-by-transaction basis.

D.	Covenants of Wells Fargo. Wells Fargo covenants and agrees with Client that from and after the date of this Agreement:
1.
Compliance with Laws Affecting Cash: Wells Fargo will comply in all material respects with all requirements of law applicable to the Cash or any part thereof; provided however, that Wells Fargo may contest any requirement of law in any reasonable manner.

2.
Notice: Upon becoming aware thereof, Wells Fargo will advise Client promptly, in reasonable detail, in accordance with the provisions hereof, (i) of any breach under this Agreement, (ii) of any lien on, or claim asserted against, any of the Cash, and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Cash or its agreements hereunder.

3.
Compliance with Rules and Regulations: Wells Fargo will abide by and operate in accordance with all applicable network rules and regulations and all applicable banking laws and regulations. Wells Fargo will comply with the applicable regulations of any network processor and all state and federal regulations, including Regulation E.

XIII.	General Provisions.
A.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

B.
Relationship of the Parties. Wells Fargo and Client shall at all times be deemed to be independent contractors. Except as expressly provided herein to the contrary, neither Wells Fargo nor Client will have authority to enter into contracts on each other’s behalf, to hire or fire employees of one another, nor in any way to obligate each other to any third party.

C.
Entire Agreement; Modification. This Agreement, along with the appendices, exhibits, the Fee Letter, and the addenda referenced herein, constitutes the entire agreement between Wells Fargo and Client relating to the subject matter herein and may not be changed orally but only by a written instrument signed by both Parties. There are no restrictions, promises, warranties, covenants, or undertakings relating to the subject matter of this Agreement, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

D.
Assignment. No Party may assign this Agreement to any other person or business entity without the other Party’s prior written consent; provided, however, that either Party may assign this Agreement, in whole or in part, with written notice to the other Party, to its parent company, a wholly owned direct or indirect subsidiary of the parent company, its affiliate, or subsidiary corporation, provided that such assignment shall be contingent upon the assigning Party agreeing to continue to guarantee any and all obligations owed hereunder by such assignee under this Agreement and the Servicer Letters and shall document such continuing guaranty in a form acceptable to the non-assigning Parties.

E.
Notices. All notices, requests and approvals required by this Agreement shall: (a) be in writing; (b) be addressed to the Parties as indicated below unless notice is given in writing of a change in address; (c) be deemed to have been given when received; and (d) unless otherwise provided in this Agreement, be sent by certified first class mail, return receipt requested, postage prepaid, or other receipted express delivery service, or telecopy with written acknowledgment of receipt:

If to Wells Fargo:
Wells Fargo Bank, N.A.
Attn: Olga Wisnicky
3800 Howard Hughes Pkwy, Suite 400
Las Vegas, Nevada 89169
(866) 935-4452 e-fax
With 2nd notice to:
Wells Fargo Bank, N.A.
Attn: Management — Urgent Attention Required
3800 Howard Hughes Pkwy, Suite 400
Las Vegas, Nevada 89169
(702) 791-6365 fax
If to Client:
Global Cash Access, Inc.
3525 E. Post Road, Suite 120
Las Vegas, NV 89120
Attn: General Counsel
Fax: ________________
Notices given under this Section may be given by electronic mail provided that both of the Parties agree to this method of communication for the notices, requests or approvals for which electronic mail is desired to be used.
F.
Governing Law and Venue. This Agreement shall be governed by and interpreted under the laws of the State of Delaware (“Governing Law”), without regard to conflicts of laws principles. Subject to the arbitration provisions in Section XIII.H below, the Parties hereby irrevocably submit to the jurisdiction of any state or federal court in Las Vegas, Nevada with respect to any action or proceeding arising out of or relating to this Agreement. Subject to the arbitration provisions in Section XIII.H below, the Parties hereby consent to and grant to any such court jurisdiction over the persons of such Parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

G.	Section Headings. The section headings in the Agreement are for purposes of reference only and shall not limit or affect any of the terms herein.
H.	Arbitration.
1.
Arbitral Process: Upon the demand of either Party, any “Dispute” shall be resolved by binding arbitration (except as set forth below in “Judicial Review of Awards”) in accordance with the terms of this Agreement. A “Dispute” shall mean any action, dispute, claim, or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, the subject matter of this Agreement, or any past, present, or future activities, transactions, or obligations of any kind related directly or indirectly to the subject matter of this Agreement, including, without limitation, any of the foregoing arising in connection with the exercise of any self-help or any ancillary or other remedies or actions taken relating to the subject matter of this Agreement. Any Party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any Party who fails or refuses to submit to arbitration following a lawful demand by any other Party shall bear all costs and expenses incurred by such other Party in compelling arbitration of any Dispute.

2.
Rules Governing Arbitration: Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this Agreement. The arbitration shall be conducted at a location in Las Vegas, Nevada selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by either Party which is a bank of the protections afforded to it under 12 USC § 91 or any similar applicable state law.

3.
Arbitration; Provisional Remedies: Except as otherwise provided in this Agreement, no provision hereof shall limit the right of either Party to exercise self-help remedies such as setoff, or to obtain provisional or ancillary remedies, including, without limitation, injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of either Party to compel arbitration hereunder.

4.
Arbitrator Qualifications and Awards; Powers: All Arbitrators shall be selected in accordance with the AAA Commercial Arbitration Rules. Arbitrators must (a) be active members of the State Bar of Nevada with expertise in the substantive laws applicable to the subject matter of the Dispute, (b) not be affiliated with either of the Parties and (c) have at least five years experience in arbitrating sophisticated commercial contract disputes. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the Governing Law, (ii) may grant any remedy or relief that a federal or state court of Nevada could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Rules of Civil Procedure of the State of Nevada, or other applicable law. Disputes less than $5,000,000 shall be decided by a single arbitrator mutually agreed by the Parties. If the Parties cannot mutually agree on a single arbitrator within five Business Days of initiation of arbitration, then the AAA shall select an arbitrator on behalf of the Parties. Disputes of $5,000,000 or more shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The panel of arbitrators will be comprised of three arbitrators, with one arbitrator selected by each of Wells Fargo and Client and the third arbitrator selected by the two arbitrators chosen by the Parties. If an arbitrator is unable to serve, his or her replacement will be selected in the same manner as the arbitrator to be replaced.

5.
Judicial Review of Awards: Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the Governing Law, and (iii) the parties shall have, in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award, the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the Governing Law. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the Governing Law.

6.
Arbitration; Other Matters: To the maximum extent practicable, the AAA, the arbitrators and the Parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other Party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the Parties potentially applies to a Dispute, the arbitration provision most directly related to the subject matter of the Dispute shall control. This arbitration provision shall survive the termination of this Agreement.

I.
Attorneys’ Fees. In the event either Party to this Agreement shall be required to initiate legal or arbitration proceedings (a) to interpret or enforce performance of any term or condition of this Agreement, (b) to enjoin any action prohibited hereunder, or (c) to gain any other form of relief whatsoever, the prevailing Party shall be entitled to recover, to the extent permitted by law, in addition to any other damages or compensation received, reasonable attorneys’ fees and court costs incurred by it on account thereof notwithstanding the nature of the claim or cause of action asserted by the prevailing Party. “Attorneys’ fees” includes the reasonable expense to any corporation of the service of its in-house counsel.

J.
Waiver. If a Party waives any of its rights on any one or more occasions it will not be deemed to be a waiver of that Party’s rights on any other occasion. No delay on the part of any Party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power, or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the Parties hereto, or preclude the exercise of any other right, power, or privilege.

K.
No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the Parties to or Parties indemnified under this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement.

L.
Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Party entitled to such right or remedy deems expedient and are not exclusive of any rights or remedies which such Party would otherwise have whether by agreement or now or hereafter existing under applicable law.

M.
Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

N.	Examinations and Audits.
1.
Of Armored Carrier: Client shall take all steps reasonably necessary to ensure to the satisfaction of Wells Fargo that each Armored Carrier shall allow Wells Fargo, Client, their respective designees, and any regulatory or supervisory body to which Wells Fargo or its affiliates is subject (“Auditors”), access to its facilities that maintain inventories of the Cash, subject to the terms and conditions of this Section. Such access shall be for the purpose of allowing the Auditors to perform a physical audit of the Cash, and shall be permitted on regular Business Days during the Armored Carrier’s regular business hours at any time without prior notice, but subject to the Armored Carrier’s regular security policies. The Auditors must present proper credentials to the manager of the Armored Carrier’s facilities prior to gaining admission. The Party on whose behalf the audit is to be conducted (which, in the case of an audit by any regulatory or supervisory body, shall be the Party subject to the regulation or supervision of such body) shall indemnify, defend and hold harmless the other Party and the Armored Carrier from any liability, loss, damage, cost, or expense, including reasonable attorney’s fees, arising out of any bodily injury, death, or damage to property sustained by an Auditor as a result of being on the Armored Carrier’s premises or entering or leaving therefrom, to the extent that such bodily injury, death, or damage to property does not arise from the negligence or intentional misconduct of the Armored Carrier or any of its officers, agents, or employees. In addition, Client (provided the audit is to be conducted by or on behalf of Wells Fargo) and Armored Carrier shall furnish to the Auditors their respective records relating to the Cash and the performance of Client’s obligations under this Agreement. Client (provided the audit is to be conducted by or on behalf of Wells Fargo) and Armored Carrier shall have the right to have an employee or agent present at all times during any examination or audit of their respective records. Armored Carrier shall have the right to have an employee present at all times during any audit conducted pursuant to this section.

2.
Of Wells Fargo: Wells Fargo shall allow Client or its designees (“Client’s Auditors”), reasonable access to Wells Fargo’s records relating to the Cash and the performance of its obligations under this Agreement for the purpose of allowing the Client’s Auditors to perform a review of the services provided by Wells Fargo under this Agreement. Such access shall be permitted on regular Business Days during Wells Fargo’s regular business hours at times mutually agreed upon by Wells Fargo and the Client’s Auditor. If Wells Fargo elects to give Client’s Auditors access to its records on Wells Fargo’s premises, Client’s Auditors may be required to present proper credentials to the manager of such premises prior to gaining admission. Client shall indemnify, defend and hold harmless Wells Fargo from any liability, loss, damage, cost, or expense, including reasonable attorney’s fees, arising out of any bodily injury, death, or damage to property sustained by Client’s Auditor as a result of gaining access to Wells Fargo’s premises or entering or leaving therefrom, to the extent that such bodily injury, death, or damage to property does not arise from the negligence or intentional misconduct of Wells Fargo or any of its officers, agents, or employees. Wells Fargo shall have the right to have an employee or agent present at all times during any examination or audit of its records.

3.
Of Amounts in Covered Machines: At least monthly, Armored Carrier shall swap the cash cassettes in and balance each Covered Machine and report the balances to Wells Fargo using iCom Reporting Systems. In the event there is a discrepancy between the balances in any Covered Machine reported by Armored Carrier and the balances reported to Client by Wells Fargo for those Covered Machines, Wells Fargo shall promptly, and in any event within 5 days following discovery of such discrepancy, report such discrepancy to Client.

4.
MSB Audit of Client: At least annually, and more frequently if required in Wells Fargo’s sole discretion, Wells Fargo will conduct an MSB audit of Client’s operations. Wells Fargo will provide reasonable notice to Client of any such audit. Client agrees to fully cooperate in any such audit and to make available to Wells Fargo all records and other information that are requested by Wells Fargo and are necessary for the Bank to perform such audit.

O.
SEC Reporting Requirements. Wells Fargo hereby acknowledges that Holdings may be required by law to file this Agreement as an exhibit to one or more of its public filings or reports with the Securities and Exchange Commission and Wells Fargo consents to the filing of this Agreement as an exhibit to any such report or filing; provided that Client shall seek confidential treatment with respect to the amount of fees set forth in Section VII.A of this Agreement for purposes of redacting such fee information from any public filings or reports filed by Holdings with the Securities and Exchange Commission.

P.
Wells Fargo’s Records Presumed Correct. Except as otherwise expressly set forth in this Agreement, if at any time during the term of this Agreement there is a discrepancy between the records of Wells Fargo and the records of Client or any third party, the records of Wells Fargo shall be rebuttably presumed to be correct.

Q.	Construction. The Parties acknowledge that this Agreement was jointly drafted and the provisions herein shall not be construed against any Party.

R.
Wholesaling Prohibited. The services provided under this Agreement to Client are intended for the direct benefit of Client and no other person. If at any time Wells Fargo, in its sole determination, concludes that Cash supplied to a Covered Machine is in furtherance of a transaction in which the services provided by Wells Fargo to Client under this Agreement are being directly or indirectly resold to a third party, Wells Fargo may immediately terminate its obligations under this Agreement with respect to such Covered Machine.

S.
Patriot Act Notice; OFAC and Bank Secrecy Act. Wells Fargo hereby notifies Client that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Client, which information includes the name and address of Client in accordance with the Patriot Act. Client will provide such information and take such actions as are reasonably requested by Wells Fargo in order to assist Wells Fargo in maintaining compliance with the Patriot Act. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001. In addition, Client shall (a) ensure that no person, firm or entity who owns a controlling interest in or otherwise controls Client or any subsidiary of Client is or shall be listed on the Specially Designated National and Blocked Persons List or similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of Treasury or included in any Executive Orders, (b) not use or permit to use any funds to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, the Bank Secrecy Act, the Money Laundering Act of 1986, or any other law or legal requirement relating to money laundering, all as amended from time to time, and (c) comply, and cause its subsidiaries to comply, with all such laws and other legal requirements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officers, as of the date and year written above.

GLOBAL CASH ACCESS, INC.			WELLS FARGO BANK, N. A.

By:	/s/ Scott Betts		By:	/s/ Olga E. Wisinicky

	Name:	Scott Betts		Name:	Olga E. Wisinicky
	Title:	CEO		Title:	Vice President

EXHIBIT A
Covered Machines
See Exhibit F (Recovery Plan) which includes the list of Covered Machines

EXHIBIT B
Servicer Settlement Accounts

Servicer Names	Settlement Account Number

*	*

*	*

*	Identified in separate writing between Wells Fargo and Client.

EXHIBIT C
Servicer Letter
(Processor)
[INSERT DATE]

Attention:

Ladies and Gentlemen:
Wells Fargo Bank, National Association (“Wells Fargo”) has entered into, or intends to enter into, a Contract Cash Solutions Agreement with  _____  (“Client”) (the “Contract Cash Solutions Agreement”) pursuant to which Wells Fargo shall provide U.S. currency for the operation of ATM machines owned, operated or managed by Client and listed on Exhibit A as the same may be supplemented from time to time by joint written notice from Wells Fargo and Client to Servicer (the “Covered Machines”). Client has also contracted with the above named addressee (“Servicer”) to perform certain services in connection with the Covered Machines pursuant to a separate agreement between Servicer and Client (the “Servicing Agreement”). The purpose of this letter agreement is to set forth certain rights and obligations of Servicer, Wells Fargo and Client.
1.	Definitions. For purposes of this letter agreement the following words shall have the corresponding meanings below:
(a)	“Cash” shall mean the U.S. currency provided by Wells Fargo for the operation of the Covered Machines pursuant to the Contract Cash Solutions Agreement.
(b)
“Receivables” shall mean, for any period, an amount equal to the total amount of Cash dispensed from the Covered Machines for any given period for which Servicer is required to reimburse Wells Fargo pursuant to Section 4 of this Agreement.

2.
Ownership of Cash and Receivables. Notwithstanding that the Cash or the Receivables may be in the physical possession or custody of a party other than Wells Fargo, Servicer and Client agree that Wells Fargo shall have absolute control of all of the Cash at all times, that the Cash and the Receivables are the sole and exclusive property of Wells Fargo and that Servicer shall not at any time have any interest (including any security interest) in such Cash or Receivables.

 _____, 20_____

3.
Access to Cash; Regulatory Requirements. Servicer acknowledges that it has no access to or control of the Cash and that Servicer shall not, and shall not instruct its agents and subcontractors (if any) to, physically remove the Cash from Covered Machines or hinder Wells Fargo’s physical access to the Cash. Servicer shall cooperate with Wells Fargo by furnishing all information in the possession of Servicer and reasonably required by Wells Fargo to meet regulatory requirements that Wells Fargo notifies Servicer of in writing.

4.
Settlement of Cash. Wells Fargo maintains depository accounts (each a “Settlement Account”) which shall be used to settle transactions, including electronic transfer of funds, that are consummated at the Covered Machines when Cash is dispensed from a Covered Machine. Servicer’s settlement of transactions with respect to Cash dispensed from a Covered Machine pursuant to the terms of the Servicing Agreement shall be made by wire transfer of the required amount of funds in immediately available funds into the appropriate Settlement Account. Client and Servicer each acknowledges that all Cash dispensing transactions with respect to the Covered Machines, including all charges with respect thereto, and all adjustments, chargebacks, representments and other corrections thereto will be settled to the appropriate Settlement Account. The Settlement Account shall be Wells Fargo account no. _____. The designation of a Settlement Account may be changed only in writing by Client and Wells Fargo and Servicer shall not make payment of any settlement amounts attributable to the Covered Machines to any other account unless so instructed jointly by Client and Wells Fargo.

5.
No Obligation. Servicer shall have no rights or obligations under the Contract Cash Solutions Agreement. Wells Fargo shall have no rights or obligations under the Servicing Agreement. The sole rights or obligations between Servicer and Wells Fargo are set forth herein.

6.	Term and Termination.
(a)
Client shall promptly provide Wells Fargo with notice of any notice of termination of the Servicing Agreement. This letter agreement shall automatically terminate upon the termination of the Servicing Agreement or the Contract Cash Solutions Agreement.

(b)	Wells Fargo and Client shall each promptly provide Servicer with notice of any notice of termination of the Contract Cash Solutions Agreement.
(c)	No party shall have liability to the other party for any delay beyond the control of such party in the provision of notice pursuant to subsections (a) or (b) above.
(d)
Nothing contained herein is intended to alter the provisions for termination of the Servicing Agreement and the Contract Cash Solutions Agreement found therein, which termination shall be permissible solely to the extent permitted under the relevant agreements and pursuant to the terms thereof.

 _____, 20_____

7.	Representations and Warranties.
(a)	Representations of Client. Client represents and warrants to, and covenants with, Wells Fargo as follows:
1.
Organization. Client is a corporation, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own or lease its properties and to carry on its business as now being conducted.

2.
Authorization. Client has the power to enter into this letter agreement, and the execution, delivery and performance of this letter agreement has been duly authorized by all requisite action. This letter agreement when executed and delivered shall constitute the valid and binding obligation of Client.

(b)	Representations of Servicer. Servicer represents and warrants to, and covenants with, Wells Fargo as follows:
1.
Organization. Servicer is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary corporate power and authority to own or lease its properties and to carry on its business.

2.
Authorization. Servicer has the corporate power to enter into this letter agreement, and the execution, deliver and performance of this letter agreement has been duly authorized by all requisite corporate action. This letter agreement when executed and delivered shall constitute the valid and binding obligation of Servicer.

(c)	Representations of Wells Fargo. Wells Fargo represents and warrants to, and covenants with, Client and Servicer as follows:
1.
Organization. Wells Fargo is duly organized, validly existing and in good standing under the laws of the United States and has all necessary corporate power and authority to own or lease its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole.

2.
Authorization. Wells Fargo has the corporate power to enter into this letter agreement, and the execution, delivery and performance of this letter agreement has been duly authorized by all requisite corporate action. This letter agreement when executed and delivered shall constitute the valid and binding obligation of Wells Fargo.

 _____, 20_____

8.
Conflicts. In the event of a conflict between the terms set forth in Section 2 of this letter agreement and the Servicing Agreement, the terms set forth in Section 2 of this letter agreement shall prevail.

9.	Governing Law. This letter agreement shall be governed by [INSERT STATE] law.
10.
Notices. All notices under this letter agreement shall be sent by certified first class mail, return receipt requested, postage prepaid, or other receipted express delivery services, or by facsimile with written acknowledgment of receipt, and shall be effective upon receipt:

If to Client to:
If to Servicer to:
If to Wells Fargo to:
Wells Fargo Bank, National Association
11.	Amendments. The terms of this letter agreement may not be amended without the prior written consent of each party hereto.
12.
Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original. All counterparts executed shall constitute one agreement binding all of the parties.

13.	Waiver. If a party waives any of its rights on any one or more occasions it will not be deemed to be a waiver of that party’s rights on any other occasion.

 _____, 20_____

14.
Severability. Any provision of this letter agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this letter agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Please acknowledge your receipt and agreement with the provisions of this letter agreement by having your authorized officer execute the copy included herewith and returning it to the undersigned.

Sincerely,

[CLIENT]

By:
Name:
Title:
ACKNOWLEDGED AND AGREED TO THIS  _____ DAY OF  _____, 20_____.
[SERVICER]

By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT D
ARMORED CARRIER LETTER AGREEMENT
[INSERT DATE]
Ladies and Gentlemen:
Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States (“Wells Fargo”) has entered into, or intends to enter into, a Contract Cash Solutions Agreement with  _____  (“Client”) (the “Contract Cash Solutions Agreement”) pursuant to which Wells Fargo shall provide U.S. currency for the cash dispensement operations of the ATM machines owned, operated or managed by Client and listed on Exhibit A as the same may be supplemented from time to time by joint written notice from Wells Fargo and Client to Armored Carrier (the “Covered Machines”). Client has also contracted with the above named addressee (“Armored Carrier”) to perform certain currency and coin delivery and retrieval services with respect to the Covered Machines pursuant to a separate agreement between Armored Carrier and Client (the “Armored Carrier Agreement”). Client, Wells Fargo, and Armored Carrier may be referred to herein as a “Party” or “Parties” when referring to each of them.
1.
Definition. For purposes of this letter agreement, “Cash” shall mean the U.S. currency provided by Wells Fargo for the cash dispensing operations of the Covered Machines pursuant to the Contract Cash Solutions Agreement.

2.
Ownership of Cash. Armored Carrier agrees that the Cash is the sole and exclusive property of Wells Fargo and that Armored Carrier shall not at any time have any interest (including any security interest or right of setoff) in such Cash and shall not setoff against the Cash any claims it may now have or claims that may accrue to it in the future against Client, Wells Fargo or any other person. Armored Carrier agrees that Wells Fargo shall have all right, title, and interest in and to the Cash, regardless of physical location, and may treat the Cash as its asset until it is dispensed from the Covered Machines. Upon demand by Wells Fargo, all Cash shall be surrendered by Armored Carrier to Wells Fargo. At no time shall Armored Carrier assert or otherwise claim any interest in the Cash that would under any circumstances be contrary to Wells Fargo’s treatment of the Cash as “vault cash” as defined in section 204.2(k) of Regulation D.

3.
Commingling of Cash. Armored Carrier acknowledges that it will not at any time commingle the Cash with any other funds it is holding or transporting; provided, that the holding of Cash in an armored vehicle or vault with other funds shall not constitute commingling of the Cash with other funds so long as the Cash shall remain segregated and separately identified from such other funds at all times.

4.	Armored Carrier Services.
(a)
Redelivery of Cash. Notwithstanding any provision of any Armored Carrier Agreement to the contrary, Wells Fargo may demand at any time, without prior notice or qualification, that all or any part of the Cash stored in the Covered Machines or otherwise in possession of Armored Carrier be redelivered to Wells Fargo. In response to any such demand, Armored Carrier shall use its best efforts to redeliver the Cash to Wells Fargo as fast as is reasonably practicable. Unless otherwise agreed to in advance, such redelivery shall be made at Wells Fargo’s expense at such reasonable service charge as shall then be determined in good faith by Armored Carrier. Such Cash shall be returned to Wells Fargo at the address that corresponds to each Covered Machine that is specified in Exhibit A.

(b)
Cash Held by Armored Carrier. When Cash is held by Armored Carrier in the Armored Carrier’s vault, all such Cash shall be kept in separate inventory until such time as the Cash is required to be placed in a specific Covered Machine or until it is requested to be returned to Wells Fargo pursuant to this letter. The Cash shall not be commingled with any other cash in the possession, custody or control of Armored Carrier.

(c)	Cash Control. At no time shall Client be given access to the Cash held by Armored Carrier, nor shall Armored Carrier give Client access to the Cash held in any Covered Machine.
(d)
Covered Machine Access. Except as may be necessary to perform the services under any Armored Carrier Agreement, including, but not limited to, loading and removing Cash to and from the Covered Machines or redelivery of Cash to Wells Fargo provided for in this letter agreement, no employee of Armored Carrier shall have the authority to access the Cash stored in any Covered Machine. Armored Carrier shall not give access to the Cash stored in any of the Covered Machines to any third party without first obtaining the agreement of Wells Fargo. Client’s maintenance providers may have access to the Covered Machines independent of Armored Carrier.

5.
Cash Discrepancy. The amount set forth in the shipping document released by a Federal Reserve Bank in connection with the release by such Federal Reserve Bank to Armored Carrier of any sealed or locked bag shall be deemed the amount of the Cash received. In the event of any discrepancy between such shipping document and the contents of a sealed or locked cash bag received by Armored Carrier from a Federal Reserve Bank, Armored Carrier shall notify Client and Wells Fargo in writing immediately of the discrepancy, and Armored Carrier shall provide reasonable assistance to Wells Fargo in presenting difference claims to the Federal Reserve Bank in accordance with Federal Reserve Bank regulations. With respect to any Cash made available to Armored Carrier from any one of the Cash Suppliers listed on Exhibit B (each a “Cash Supplier”) or a Wells Fargo cash vault, the amount set forth on the packing slip for that Cash shipment shall be deemed the amount of Cash received. In the event of any Cash shipment discrepancy between such packing slip provided by a Cash Supplier and the contents as counted by Armored Carrier, Armored Carrier shall notify Client and Wells Fargo in writing immediately of the discrepancy, and Armored Carrier shall provide reasonable assistance to Wells Fargo in presenting difference claims. Wells Fargo and Client each agree that they shall not conceal or misrepresent any material fact or circumstance concerning the Cash delivered to Armored Carrier pursuant to this letter agreement.
6.
Reporting Requirement. Each Business Day, Armored Carrier shall use commercially reasonable efforts to provide a report to Wells Fargo by 12:00 p.m. local time, which shall contain: (i) the amount of Cash placed in each Covered Machine by Armored Carrier the immediately preceding Business Day, (ii) the amount of Cash returned to the Armored Carrier’s vault from the Covered Machines the immediately preceding Business Day, (iii) the total amount of all Cash shipments from Wells Fargo’s vault to Armored Carrier’s vault the immediately proceeding Business Day, (iv) the total amount of all Cash shipments from Armored Carrier’s vault to Wells Fargo the immediately proceeding Business Day, (v) the closing vault balance of Armored Carrier’s vault the immediately preceding Business Day, and (vi) such other additional information as Wells Fargo may reasonably request. All reports delivered by Armored Carrier shall be completed by the reporting systems selected by Wells Fargo. “Business Day” shall mean any day other than weekends or holidays observed by the Federal Reserve Banks or Wells Fargo, and with respect to each Covered Machine, the Cash Supplier that is making Cash available to such Covered Machine.Recovery Plan. Armored Carrier agrees to comply with the terms of the Recovery Plan attached hereto as Exhibit C, as the same may be supplemented from time to time by joint written notice from Wells Fargo and Client to Armored Carrier.

7.
Insurance. Armored Carrier, at its own expense, shall provide and maintain insurance coverage during the complete term of the Agreement, that conforms in all material respects with the following requirements:

(a)
Workers’ Compensation Insurance. Statutory Workers’ Compensation coverage for all of its employees, including occupational disease coverage, as required by applicable law, and employer’s liability with limits of at least $1,000,000 bodily injury each accident, $1,000,000 bodily injury by disease per employee, and $1,000,000 bodily injury by disease in the aggregate. If any class of employees providing any services under the Agreement is not protected by the Workers’ Compensation statute, Armored Carrier shall provide special insurance for the protection of such employees not otherwise protected that is similar to the coverage required above. The policy shall be endorsed to include “all states” coverage (if applicable). If any Services are to be performed by Armored Carrier in North Dakota, Ohio, Washington, West Virginia or Wyoming, Armored Carrier shall purchase, in each of the aforementioned states in which Armored Carrier will be performing Services, (i) Workers’ Compensation in the State Fund established by each such state, and (ii) Stop Gap coverage providing Employer’s liability coverage in each such state.

(b)
Commercial General Liability Insurance. Commercial General Liability Insurance written on an “occurrence” basis with a combined single limit of at least $2,000,000 per occurrence, and a general aggregate of $5,000,000, in forms providing coverage not less than the standard commercial general liability policy including hazards of operation, broad form property damage liability coverage, products/completed operations coverage, independent contractor coverage and broad form contractual coverage for liability assumed under this Agreement, to the extent insurable under the policy. The policy shall insure against claims for personal injury, bodily injury (including death), and property damage occurring on or about the site of any Services following the date of the Agreement by reason of, or as a result of, the negligent acts or omissions of Armored Carrier or any of its employees, agents or contractors. Coverage shall include (a) liability arising out of acts of agents or contractors of Armored Carrier and (b) provisions that the insurance company has a duty to defend all insureds under the policy and that defense costs are paid in addition to and do not deplete the policy limits.

(c)
Automobile Liability Insurance. Coverage for all motor vehicles operated by or for Armored Carrier, including protection for automobiles and trucks used by Armored Carrier either on or away from Client’s and Wells Fargo’s facilities or other sites at which Armored Carrier’s services are provided, with a combined single limit of at least $1,000,000 per occurrence for bodily injury and property damage. The policy shall include coverage for all hired, owned and non-owned vehicles.

(d)
Commercial Umbrella/Follow Form Excess Policy. Excess liability policy with limits of not less than $10,000,000 per occurrence in excess of the primary underlying policy limits. The policy must provide coverage at least as broad as the underlying policies.

(e)
All-Risk Property Insurance. Replacement cost coverage on all buildings, equipment and other property used in the performance of the Services, and Armored Carrier hereby waives any right of subrogation against Client and Wells Fargo (including, their respective officers, directors and employees) for any loss or damage to same. Armored Carrier shall have the option to self-insure for such coverage, but if Armored Carrier elects to self-insure, Armored Carrier shall protect Client and Wells Fargo (including their respective officers, directors and employees) to the same extent as it would if it had obtained an “all risk” property coverage policy covering such property.

(f)
Comprehensive. Comprehensive Crime/Money and Securities insurance with a limit of not less than the greater of (i) $50,000,000 for any Armored Carrier facility ($50,000,000 for an Armored Carrier facility without a Class II vault), (ii) $50,000,000 for property in transit, or (iii) an amount equal to the maximum amount of cash, currency and valuables held for all Clients at each Armored Carrier facility (determined on a facility by facility basis) covering all loss, damage or destruction of “Property” (as defined in this Agreement) while same is in the care, custody and control of Armored Carrier, its employees, agents or contractors or as may otherwise be the responsibility of Armored Carrier under this Agreement. The insurance shall include, but not be limited to, the following coverages:

(i)	Employee Theft/Dishonesty Coverage (including Client and Wells Fargo Property endorsement)
(ii)	In transit coverage

(iii)	On premises coverage

(iv)	Computer theft and funds transfer coverage
(v)	Joint loss payable endorsement in favor of Client and Wells Fargo
(vi)	Legal Liability coverage for loss of and/or damage or destruction of Property
(g)	General Requirements. The following general requirements shall apply to all insurance policies required to be obtained by Armored Carrier hereunder:
(i)	Armored Carrier shall maintain the foregoing insurance coverage in force at all times during the performance of any Services under the Agreement.
(ii)
Armored Carrier shall furnish Client and Wells Fargo with certificates of insurance evidencing the insurance required by this Agreement prior to the commencement of any services and at least annually from the date of the Agreement and as policies are renewed, replaced, or modified. Failure to provide the certificates will constitute a material breach and entitle Client and Wells Fargo to terminate the Agreement.

(iii)
All policies shall be written by insurance companies that are (a) lawfully authorized to do business in the jurisdiction(s) where work is being performed or services are provided and (b) carry an A.M. Best rating of “A” or better and financial category of “X” or higher. Should any policy be written on a surplus lines and non-admitted basis, Client and Wells Fargo reserve the right to approve the insurance company.

(iv)
Each policy shall include a provision requiring that at least 30 days prior written notice be given to Client and Wells Fargo in the event of cancellation, non-renewal, lowering of policy limits or exhaustion of aggregates. Armored Carrier shall provide Client and Wells Fargo with 30 days prior written notice of any material change in any policy.

(v)
Armored Carrier shall pay the premiums on all required insurance policies and the cost for such premiums shall be deemed included in the compensation payable to Armored Carrier for its services pursuant to the terms of the Armored Carrier Agreement.

(vi)
All required insurance policies, except for Workers’ Compensation and “All Risk” Property Insurance, to the extent permitted by applicable law, shall name Client and Wells Fargo and their respective officers, directors and employees as “additional insureds.” Any General Liability and Umbrella policy must utilize ISO endorsement form CG2010 (11/85) Additional Insured — Owners, Lessees, or Contractors (Form B) or equivalent endorsement that names Client and Wells Fargo and their respective officers, directors and employees as additional insureds for both ongoing operations of Armored Carrier and completed operations of Armored Carrier.

(vii)
Except where prohibited by law, all insurance policies required by this Agreement shall include a Waiver of Subrogation in favor of Client and Wells Fargo and their respective officers, directors and employees.

(viii)
Each of Armored Carrier’s insurance policies shall be written so as to provide primary coverage and to be non-contributing with respect to any other insurance or self insurance which may be maintained by Client and Wells Fargo.

(ix)
The insurance requirements set forth herein shall in no way limit the liability of Armored Carrier or its contractors arising under the Armored Carrier Agreement, this letter or any other agreement or as a result of any related activities.

(x)
Armored Carrier shall be responsible for the payment of any and all deductibles or SIR (“Self Insurance Retention”) applicable under its insurance policies. Armored Carrier’s deductible and/or SIR shall not exceed Armored Carrier’s current limits on any given policy, unless approved in writing by Client and Wells Fargo. Client and Wells Fargo acknowledge that Armored Carrier’s deductibles on Armored Carrier’s policies in existence at the inception of this letter agreement are acceptable and Armored Carrier agrees to notify Client and Wells Fargo in writing at least thirty (30) days in advance of any future proposed changes in such deductible and to obtain Client’s and Wells Fargo’s written approval prior to increasing any deductibles.

(xi)	Client and Wells Fargo shall have the right to request from time to time that Armored Carrier obtain additional insurance in connection with Armored Carrier’s performance of any of its services.

8.
Examinations and Audits Of Armored Carrier. Armored Carrier shall allow Wells Fargo, Client, their respective designees, and any regulatory or supervisory body to which Wells Fargo is subject (“Auditors”), access to its facilities that maintain inventories of the Cash. Such access shall be for the purpose of allowing the Auditors to perform a physical audit of the Cash, and shall be permitted on regular business days during the Armored Carrier’s regular business hours at times to be determined by the Party on whose behalf the audit is being conducted. The Auditors must present proper credentials to the manager of the Armored Carrier’s facilities prior to gaining admission and Armored Carrier shall have the right to independently verify with Wells Fargo that such auditors are authorized prior to having access to such facilities. The Party on whose behalf the audit is being conducted shall indemnify, defend and hold harmless the Armored Carrier from any liability, loss, damage, cost, or expense, including reasonable attorneys’ fees, arising out of any bodily injury, death or damage to property sustained by an Auditor as a result of being on the Armored Carrier’s premises or entering or leaving therefrom, to the extent that such bodily injury, death or damage to property does not arise from the negligence or intentional misconduct of the Armored Carrier or any of its officers, agents, or employees. In addition, Client (provided the audit is being conducted by or on behalf of Wells Fargo) and Armored Carrier shall furnish to the Auditors their respective records relating to any discrepancy in Cash settlement. Client (provided the audit is being conducted by or on behalf of Wells Fargo) and Armored Carrier shall have the right to have an employee or agent present at all times during any examination or audit of their respective records. Armored Carrier shall have the right to have an employee present at all times during any such audit.

9.	Representations, Warranties and Covenants of Armored Carrier. Armored Carrier represents, warrants, and covenants to Client and Wells Fargo as follows:
(a)
Organization. Armored Carrier is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary corporate power and authority to own or lease its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole.

(b)
Authorization. Armored Carrier has the corporate power to enter into this letter agreement, and the execution, delivery and performance of this letter agreement has been duly authorized by all requisite corporate action. This letter agreement when executed and delivered shall constitute the valid and binding obligation of Armored Carrier.

(c)
Amendment of Armored Carrier Agreement. Armored Carrier agrees to provide Wells Fargo with at least 60 days prior written notice of any amendment to any Armored Carrier Agreement that may have a material adverse effect on Wells Fargo.

(d)
Compliance with Insurance Requirements. Armored Carrier represents and warrants that at no time shall the amount of Cash contained in any delivery vehicle of Armored Carrier exceed the truck load limit set for that vehicle by Armored Carrier’s insurance carrier.

(e)
Vault Security. Armored Carrier agrees that it shall conform to any regulatory requirements imposed upon Wells Fargo with respect to security measures that are applicable to the maintenance of the Cash in Armored Carrier’s vaults.

10.
Indemnification. As between Wells Fargo and Armored Carrier, Armored Carrier shall bear all risk of loss with respect to Cash in its possession or control, including, without limitation, loss due to theft or destruction of any of the Cash, or misfeasance of malfeasance of Armored Carrier, its agents or employees; provided that the foregoing sentence shall not supersede any limitations on liability as agreed by Client and Armored Carrier and set forth in the Armored Carrier Agreement. Armored Carrier agrees to indemnify, defend and hold harmless Wells Fargo for loss, theft or destruction of the Cash to the same extent it is required to indemnify Client under the Armored Carrier Agreement. Armored Carrier shall not be liable or responsible for any loss of Cash: (i) due solely to the intentional act or omission of Wells Fargo, its agents, or employees, (ii) that occurs after such Cash has been returned to a Cash Supplier, a Federal Reserve Bank or Wells Fargo, or (iii) that occurs before such Cash has been delivered to Armored Carrier.

11.
No Obligation. Armored Carrier shall have no rights or obligations under the Contract Cash Solutions Agreement. Wells Fargo shall have no rights or obligations under the Armored Carrier Agreement. The sole rights or obligations between Armored Carrier and Wells Fargo are set forth herein.

12.	Term and Termination.
(a)
Client shall promptly provide Wells Fargo and Armored Carrier with any notice of termination of the Armored Carrier Agreement. This letter agreement shall automatically terminate upon the termination of the Armored Carrier Agreement or the Contract Cash Solutions Agreement.

(b)	Wells Fargo and Client shall each promptly provide Armored Carrier with notice of any notice of termination of the Contract Cash Solutions Agreement.
(c)
In the event of any regulatory requirements imposed on Wells Fargo with regards to security measures in which Wells Fargo has notified Client in writing and which Client is unable to or unwilling to comply, Client may terminate this letter agreement without any liability on 30 days’ written notice to Wells Fargo.

(d)	No Party shall have liability to any other Party for any delay beyond the control of such Party in the provision of notice pursuant to subsections (a) or (b) above.
13.	Settlement of Disputes.
(a)	Conflicts. To the extent any dispute resolution terms in this letter are inconsistent with any such terms in the Contract Cash Solutions Agreement, the terms of this letter shall prevail.

(b)
Arbitration. Upon the demand of any Party, any “Dispute” shall be resolved by binding arbitration (except as set forth below in “Judicial Review of Arbitration Awards”) in accordance with the terms of this letter agreement. A “Dispute “ shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, the subject matter of this letter agreement, or any past, present or future activities, transactions or obligations of any kind related directly or indirectly to the subject matter of this letter agreement, including, without limitation, any of the foregoing arising in connection with the exercise of any self-help or any ancillary or other remedies or actions taken relating to the subject matter of this letter agreement. Notwithstanding the foregoing, a “Dispute” shall not include any claim arising out of the bodily injury to, or death of, any person. Any Party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any Party who fails or refuses to submit to arbitration following a lawful demand by any other Party shall bear all costs and expenses incurred by such other Party in compelling arbitration of any Dispute.

(c)
Rules Governing Arbitration. Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the Parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this letter agreement. The arbitration shall be conducted at a location in [INSERT STATE] selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction.

(d)
Arbitration; Provisional Remedies. Except as otherwise provided in this letter agreement, no provision hereof shall limit the right of any Party to exercise self-help remedies such as setoff, or to obtain provisional or ancillary remedies, including, without limitation, injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any Party to compel arbitration hereunder.

(e)
Arbitrator Qualifications and Awards; Powers. Arbitrators must be active members of the Bar in [INSERT STATE] or retired judges of the state or federal judiciary of [INSERT STATE] with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the Governing Law, (ii) may grant any remedy or relief that a federal or state court of [INSERT STATE] could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Rules of Civil Procedure of the State of [INSERT STATE] or other applicable law. Disputes shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations.

(f)
Judicial Review of Awards. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the Parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the Governing Law, and (iii) the Parties shall have, in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award, the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the Governing Law. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the Governing Law.

(g)
Arbitration; Other Matters. To the maximum extent practicable, the AAA, the arbitrators and the Parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other Party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the Parties potentially applies to a Dispute, the arbitration provision most directly related to the subject matter of the Dispute shall control. This arbitration provision shall survive the termination of this letter agreement.

14.
Notices. All notices under this letter agreement shall be sent by certified first class mail, return receipt requested, postage prepaid, or other receipted express delivery services, or by facsimile with written acknowledgment of receipt, and shall be effective upon receipt:

If to Client to:
If to Servicer to:
If to Wells Fargo to:
Wells Fargo Bank, National Association
15.	Governing Law. This letter agreement shall be governed by [INSERT STATE] law.
16.	Amendments. The terms of this letter agreement may not be amended without the prior written consent of each Party hereto.
17.
Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original. All counterparts executed shall constitute one agreement binding all of the Parties.

18.
Waiver. If a Party waives any of its rights on any one or more occasions it will not be deemed to be a waiver of that Party’s rights on any other occasion. Please acknowledge your receipt and agreement to the representations, covenants, warranties, and provisions of this letter agreement by having your authorized officer execute the copy included herewith and returning it to the undersigned.

Sincerely,

[CLIENT]

By:
Name:
Title:
ACKNOWLEDGED AND AGREED TO THIS  _____ DAY OF  _____, 20_____.
[ARMORED CARRIER]

By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:
EXHIBIT A
Covered Machines
EXHIBIT B
Cash Suppliers
EXHIBIT C
Recovery Plan

EXHIBIT E
Maintenance Provider Letter
______________, 20__

Attention:

Ladies and Gentlemen:
Wells Fargo Bank, National Association (“Wells Fargo”) has entered into a Contract Cash Solutions Agreement with  _____  (“Client”) (the “Contract Cash Solutions Agreement”) pursuant to which Wells Fargo shall provide U.S. currency for the dispensing from the ATM machines (the “Cash”) owned, operated or managed by Client (the “Covered Machines”). Client has also contracted with the above named addressee (“Maintenance Provider”) to perform certain maintenance services in connection with certain of the Covered Machines (the “Serviced Machines”) pursuant to one or more written agreements between Maintenance Provider and Client (the “Maintenance Contracts”). The purpose of this letter agreement is to set forth certain rights and obligations of Maintenance Provider, Wells Fargo and Client.
1. Ownership of Cash. Maintenance Provider and Client agree that Wells Fargo shall have absolute control of all of the Cash in the Serviced Machines at all times, that the Cash is the sole and exclusive property of Wells Fargo and that Maintenance Provider shall not at any time have any interest (including any security interest) in such Cash.
2. Access to Cash. Maintenance Provider acknowledges that it has no right of control of the Cash and that Maintenance Provider shall not, and shall not instruct its agents and subcontractors (if any) to, physically remove the Cash from Serviced Machines or hinder any Armored Carrier’s physical access to the Cash. “Armored Carrier” shall mean one or more armored carriers that Client and Wells Fargo have contracted with for purposes of delivering monies to, and retrieving monies from the Covered Machines.
3. Conflicts. In the event of a conflict between the terms set forth in Section 2 of this letter agreement and the Maintenance Contracts, the terms set forth in Section 2 of this letter agreement shall prevail.
4. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original. All counterparts executed shall constitute one agreement binding all of the parties.
5. Term. This letter is effective until Maintenance Provider receives notice of termination from Wells Fargo.

Please acknowledge your receipt and agreement with the provisions of this letter agreement by having your authorized officer execute the copy included herewith and returning it to the undersigned. Addresses for notices can be found in Exhibit E-1 to this letter.

Sincerely,

[CLIENT]

By:
Name:
Title:
ACKNOWLEDGED AND AGREED TO THIS  _____ DAY OF  _____, 20_____.
[MAINTENANCE PROVIDER]

By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit E-1
Addresses for Notices
If to Client to:
If to Maintenance Provider to:
If to Wells Fargo to:
Wells Fargo Bank, National Association

EXHIBIT F
Recovery Plan
See Attached

EXHIBIT G
Pilot Settlement and Reconciliation Procedures
1.
Commencement. The settlement procedures for Pilot Machines (as defined below) shall become effective at 12:00 a.m. Pacific Time on a date mutually agreed upon by Wells Fargo and Client (the “Pilot Start Date”). For purposes of the Pilot, the Pilot Machines shall include only those ATMs separately agreed to in writing. One week prior to the Pilot Start Date, Client shall provide a detailed written description of the currency and coin balances required for the initial cash orders to Wells Fargo intended for use in the Pilot Machines (the “Starting Pilot Cash”). Upon Client’s receipt of the Starting Pilot Cash (which will be deemed to be the time when the Armored Carrier receives the Cash from the Wells Fargo Network Location), the U.S. currency and coin for the dispensing from the Pilot Machines as of the Pilot Start Date shall be the property of Wells Fargo and shall be referred to as the “Pilot Cash.” Client shall remove any Cash that is not Starting Pilot Cash from the Pilot Machines before the Starting Pilot Cash is loaded into the Pilot Machines and the only Cash in the Pilot Machines shall be Wells Fargo owned Cash.

2.	Reports.
A.	Daily Reports. By 9:00 a.m., Central Time, on each Business Day after the Pilot Start Date, Client shall deliver to Wells Fargo two daily reports (“Daily Reports”) as follows:
(i)
File 1. A report (the “File 1 Report”) that provides the amount of Cash dispensed from each Pilot Machine between 3:00 p.m. Pacific Time on the day immediately preceding the day on which the immediately preceding File 1 Report was delivered and 3 p.m. Pacific Time of the immediately preceding Business Day (“Daily Dispensed Cash”); and

(ii)
File 2. A report (the “File 2 Report”) that provides the amount of Pilot Cash dispensed from each Pilot Machine serviced since the preceding Business Day from 3:00 p.m. Pacific Time until such Pilot Machine was serviced and cash cassettes swapped by the applicable armored carrier on the immediately preceding Business Day.

B.
Armored Carrier Service Report. Utilizing iCom Reporting Systems, on each Business Day, the applicable Armored Carrier shall deliver to Wells Fargo a report reflecting each Pilot Machine serviced and cash cassettes swapped since the preceding report and the Pilot Cash balance in each Pilot Machine at the time of service (together with corrections and adjustments input in the iCom Reporting System, the “Service Report(s)”). Service Reports shall be used by Wells Fargo as part of the reconciliation process contemplated hereby.

C.	Daily Report by Wells Fargo. Although the Bank Report will not be supplied to Customer, Wells Fargo will supply Customer similar information for each Pilot Machine daily.

3.
Settlements. All settlements with Client of Pilot Cash shall be effected by wire transfer directly into the Settlement Account by 9 a.m. Pacific Time on the same day Client receives the funds from its current provider.

4.
Viewing of Settlement Account. Client shall have viewing access to the Settlement Account during the Pilot if such access is available. If such access is not available during the Pilot, Wells Fargo shall use commercially reasonable efforts to provide information about the Settlement Account requested by Client.

5.
Reconciliation. Following receipt of the Daily Reports each Business Day, Wells Fargo shall endeavor to reconcile all out-of-balance amounts of Pilot Cash from the amounts reported in the Daily Reports and the Service Reports. If at any time Wells Fargo learns that the Pilot Cash is out-of-balance (by use of the bank reports or otherwise), Wells Fargo shall notify Client of the imbalance within three (3) days of such discovery, and within sixty (60) days of providing such notice to Client, Wells Fargo shall credit or debit, as applicable, the Operating Account (as defined below) for such overage or shortage. Variances will be settled as of the last Business Day of the month when the difference reaches sixty (60) days.

6.
Receivables. Notwithstanding anything in this letter agreement to the contrary, Wells Fargo and Client agree that during the Pilot, Wells Fargo owns the Pilot Cash and any receivables arising from such Pilot Cash being dispensed.

7.	Fees. Client agrees to pay Wells Faro the Fees for the Pilot calculated in accordance with the terms of the Fee Letter.

EXHIBIT G
Form of Bank Report
See attached